Exhibit 10.1

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such Portions are marked “[*]” in this document; they have been filed separately with the Commission.

CHIQUITA BRANDS L.L.C.

and

MOJO ORGANICS, INC

_________________________________________________

JUICE LICENSE AGREEMENT

_________________________________________________

TABLE OF CONTENTS

	RECITALS	1
	DEFINITIONS	1
1.	GRANT OF LICENSE	4
2.	MANUFACTURE OF LICENSED PRODUCTS	6
3.	TERM	8
4.	ROYALTIES	8
5.	STATEMENTS AND PAYMENTS	8
6.	THE FACILITY	11
7.	DEVELOPING AND SATISFYING DEMAND FOR LICENSED PRODUCTS; ADVERTISING	12
8.	OWNERSHIP, GOODWILL AND RELATED RIGHTS	13
9.	USE OF THE LICENSED MARKS	15
10.	LITIGATION IN RESPECT OF THE LICENSED MARKS	16
11.	EXCLUSIVE SUPPLY OF BLENDING INGREDIENTS	17
12.	QUALITY CONTROL AND APPROVALS	18
13.	LIABILITY	24
14.	INSURANCE	24
15.	INDEMNIFICATION	25
16.	TERMINATION AND EXPIRATION	26
17.	REMEDIES	32
18.	CONFIDENTIALITY	33
19.	LICENSOR'S RIGHT OF FIRST REFUSAL	34
20.	PROTECTION OF BUSINESS	34
21.	WARRANTIES	35
22.	NOTICES	36
23.	RELATIONSHIP OF THE PARTIES	37
24.	FORCE MAJEURE	37
25.	MISCELLANEOUS	39

Exhibits and Schedules:

JUICE LICENSE AGREEMENT

THIS JUICE LICENSE AGREEMENT ("AGREEMENT") is made and entered into as of August 15th, 2012 between CHIQUITA BRANDS L.L.C. ("LICENSOR"), a Delaware corporation whose address is 550 South Caldwell Street, Charlotte, North Carolina, NC 28202 and MOJO ORGANICS, INC. ("LICENSEE"), a Delaware corporation whose address is 101 Hudson Street, 21st Floor, Jersey City, New Jersey 07302. "Parties" shall mean LICENSOR and LICENSEE and "Party" shall mean either one of them.

RECITALS

WHEREAS, LICENSOR owns the LICENSED MARKS identified in Schedule B; and

WHEREAS, LICENSEE desires to use the LICENSED MARKS upon and in connection with the manufacture, sale, promotion, marketing, and distribution of the LICENSED PRODUCTS; and

WHEREAS, LICENSOR will provide LICENSEE with certain BLENDING INGREDIENTS necessary to manufacture the APPROVED BEVERAGE element of the LICENSED PRODUCTS; and

WHEREAS, the Parties agree that LICENSOR shall grant to LICENSEE an exclusive license to use the LICENSED MARKS in the manufacture, sale, promotion, marketing, advertising, and distribution of the LICENSED PRODUCTS in the EXCLUSIVE TERRITORY and a non-exclusive license to use the LICENSED MARKS in the manufacture, sale, promotion, marketing, advertising, and distribution of the LICENSED PRODUCTS in the NON-EXCLUSIVE TERRITORY, subject to the terms and conditions herein; and

NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations contained herein, the Parties agree as follows:

DEFINITIONS

"APPROVED BEVERAGE" means [*].

“APPROVED CONTAINERS” means [*].

"BLENDING INGREDIENTS" means all ingredients (other than water) required for the manufacture of the APPROVED BEVERAGE element of the LICENSED PRODUCTS.

"BUSINESS DAY" means a day on which retail banks are generally open for business in the United States of America.

“COMMERCIALIZATION DATE” means the date on which LICENSEE first invoices any customer for any LICENSED PRODUCT, which shall not be later than thirty (30) days after LICENSOR has approved the last of (a) labeling for each of the initial LICENSED PRODUCTS submitted by LICENSEE in accordance with clause 2.3, (b) the RECIPE INFORMATION for each of the initial LICENSED PRODUCTS submitted by LICENSEE in accordance with clause 12.1(a), (c) the specifications for the APPROVED CONTAINERS submitted by LICENSEE in accordance with clause 12.6, (d) the statement of LICENSEE’s recall and withdrawal procedures submitted by LICENSEE in accordance with clause 12.11, (e) the statement of LICENSEE’s Consumer Inquiries procedures submitted by LICENSEE in accordance with clause 12.13, and (f) the certificates of insurance submitted by LICENSEE in accordance with clause 14.2.

"CONTRACT PERIOD" means any six (6) consecutive month period during the TERM that begins on January 1 and ends on June 30 or that begins on July 1 and ends on December 31; provided, however, that the first CONTRACT PERIOD shall begin on the COMMERCIALIZATION DATE and shall end on the next subsequent June 30 or December 31, whichever occurs earlier.

“DISTRIBUTION MATERIALS” means any packaging, including the LICENSED PACKAGING, APPROVED CONTAINERS, advertising, promotional, marketing or other material in any medium that contains, displays, uses or otherwise refers to the LICENSED MARKS. The term DISTRIBUTION MATERIALS includes, but is not limited to, websites, signage, trucks and other delivery vehicles, cases, cartons, coolers, vending machines, business cards, stationery, other material and equipment that display, use or otherwise refer to the LICENSED MARKS and are used in the packaging, promotion, marketing, distribution and sale of the LICENSED PRODUCTS, and any signage or other use of LICENSED MARKS at a FACILITY or any other premises used by LICENSEE or any LICENSEE representatives or third parties.

“EFFECTIVE DATE” has the meaning given in clause 3 below.

"EXCLUSIVE TERRITORY” means the states of Connecticut, New Jersey and New York.

“FACILITY” means either the OWNED FACILITY or a THIRD-PARTY FACILITY, as the context requires.

“FDA” means the United States Food and Drug Administration.

"LICENSED MARKS" means LICENSOR's trademarks and service marks shown in Schedule B, which may be amended from time to time as provided herein.

“LICENSED PACKAGING” means trade dress, symbols, copyrights and designs other than the LICENSED MARKS that are used for the LICENSED PRODUCTS (and for the avoidance of doubt shall include all of LICENSOR's package designs, artworks, pictures, logos, fonts and use of characters insofar as they relate to, but do not include, the LICENSED MARKS, and shall not include APPROVED CONTAINERS).

"LICENSED PRODUCTS" means the products described in RECIPE INFORMATION for which LICENSEE has received WRITTEN APPROVAL, which comprise APPROVED BEVERAGES in APPROVED CONTAINERS and which bear one or more LICENSED MARKS or are packaged or marketed in conjunction with the LICENSED MARKS and/or any DISTRIBUTION MATERIALS.

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"NET SALES" means [*].

"NON-EXCLUSIVE TERRITORY” means all portions of the United States of America (including Alaska and Hawaii) other than the EXCLUSIVE TERRITORY.

"OWNED FACILITY" means the manufacturing facility for the LICENSED PRODUCTS to be constructed by or for LICENSEE.

"PREMIUM" means any article given free subject to a prohibition on resale.

“PROPORTION INFORMATION” [*].

"RECIPE INFORMATION" means [*].

“SALES” means transactions occurring on the date when LICENSED PRODUCTS are billed, invoiced, paid for, or when title passes from LICENSEE to a buyer, whichever occurs first.

“SALES VOLUME” means the number of UNIT CASES LICENSEE to customers in the TERRITORY.

“TERM” has the meaning given in clause 3 below.

"TERRITORY” means the EXCLUSIVE TERRITORY and the NON-EXCLUSIVE TERRITORY.

"THIRD-PARTY FACILITY" means a facility identified in Schedule A hereto that is owned by a third party and is authorized to manufacture the LICENSED PRODUCTS for LICENSEE.

“TRANSFERRABLE TERRITORY” has the meaning given in clause 1.1 (b).

“UNIT CASE” means the international standard of a "unit case" being the equivalent of 24 x 8oz containers, i.e., a case of APPROVED CONTAINERS with an aggregate capacity of approximately one hundred ninety-two (192) fluid ounces.

"WRITTEN APPROVAL" (or similar wording) means prior approval or consent or authorization granted by LICENSOR by written means signed or emailed by an authorized representative of LICENSOR, the identity of such representatives to be notified to LICENSEE by LICENSOR from time to time in writing.

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TERMS AND CONDITIONS

1.	GRANT OF LICENSE

1.1       License.

(a)	Subject to the terms herein (including the requirements to obtain WRITTEN APPROVAL), LICENSOR grants to LICENSEE a limited, revocable (within the terms and conditions of this AGREEMENT), non-transferable license, without the right to sublicense, to use the LICENSED MARKS, LICENSED PACKAGING and BLENDING INGREDIENTS purchased in accordance with clause 11.1 upon and in connection with the manufacture, sale, promotion, marketing, advertisement, and distribution of the LICENSED PRODUCTS within the TERRITORY; provided, however, that [*].

(b)	The license granted to LICENSEE in clause 1.1(a) shall be exclusive in the EXCLUSIVE TERRITORY and shall be non-exclusive in the NON-EXCLUSIVE TERRITORY; provided, however, that LICENSOR reserves the right to revoke LICENSEE’s non-exclusive license in all or any portion of the NON-EXCLUSIVE TERRITORY in accordance with the following procedure: in the event that LICENSOR wishes to grant an exclusive license to any or all of the rights listed in clause 1.1(a) for all or any portion of the NON-EXCLUSIVE TERRITORY (the “TRANSFERRABLE TERRITORY”), LICENSOR shall give notice to LICENSEE and offer LICENSEE an opportunity to acquire such rights on terms substantially in accordance with this AGREEMENT and subject to mutual agreement by LICENSOR and LICENSEE on Minimum SALES VOLUMES and Minimum Royalties applicable to the TRANSFERRABLE TERRITORY. If (i) LICENSEE gives LICENSOR written notice of its desire to accept LICENSOR’s offer within ten (10) business days after receipt of such notice from LICENSOR and (ii) LICENSOR and LICENSEE reach agreement on Minimum SALES VOLUMES and Minimum Royalties applicable to the TRANSFERRABLE TERRITORY within forty-five (45) days after receipt of such notice from LICENSOR, LICENSOR shall have the option to amend this AGREEMENT for purposes of adding the TRANSFERRABLE TERRITORY to the EXCLUSIVE TERRITORY and specifying the applicable Minimum SALES VOLUMES and Minimum Royalties, and shall give LICENSEE prompt written notice of its decision whether to do so. If (x) LICENSEE does not give LICENSOR written notice of its desire to accept LICENSOR’s offer within ten (10) business days after receipt of such notice from LICENSOR, or (y) LICENSOR and LICENSEE, negotiating in good faith, do not reach agreement on Minimum SALES VOLUMES and Minimum Royalties applicable to the TRANSFERRABLE TERRITORY within forty-five (45) days after receipt of such notice from LICENSOR, or (z) LICENSOR and LICENSEE reach agreement on Minimum SALES VOLUMES and Minimum Royalties applicable to the TRANSFERRABLE TERRITORY within forty-five (45) days after receipt of such notice from LICENSOR, LICENSOR shall have the option to grant to a third party an exclusive license of the scope offered to LICENSEE in the TRANSFRERRABLE TERRITORY subject to Minimum SALES VOLUMES and Minimum Royalties that are more favorable to LICENSOR than the most favorable Minimum SALES VOLUMES and Minimum Royalties offered by LICENSEE for the TRANSFERRABLE TERRITORY, and upon the grant of such exclusive license to such third party, LICENSEE’s non-exclusive license in the TRANSFERRABLE TERRITORY shall automatically terminate, the TRANSFERRABLE TERRITORY shall no longer be included in the NON-EXCLUSIVE TERRITORY and LICENSEE shall thereupon cease exercising any of the rights granted in clause 1.1(a) in the TRANSFERRABLE TERRITORY.

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(c)	All rights not specifically granted to LICENSEE herein are reserved by LICENSOR. In particular, LICENSOR retains the right to, or to grant licenses to third parties to, manufacture, sell, promote, market, advertise, distribute and to use the LICENSED MARKS and the LICENSED PACKAGING (i) on products or services other than the LICENSED PRODUCTS in the EXCLUSIVE TERRITORY, including but not limited to [*]; provided however, that LICENSOR’s right, if any, to authorize any third party to use any APPROVED CONTAINERS that are proprietary to LICENSEE shall be subject to the provisions of clause 8.3. Further, notwithstanding the otherwise exclusive nature of the license in the EXCLUSIVE TERRITORY, LICENSOR reserves the right to use the LICENSED MARKS to advertise the LICENSED PRODUCTS as further set out in clause 7.7 below.

(d)	[*].

1.2 Appointment of Third Party Representatives etc. Engaging or appointing any third party in connection with advertising, promotion, public relations, media buying or planning (including digital) for, manufacturing and/or distribution of any LICENSED PRODUCT shall not relieve LICENSEE of its duty to preserve and maintain the distinctiveness, goodwill and reputation of the LICENSED MARKS, nor of its financial and other obligations (including indemnification of LICENSOR against liability) with respect to all LICENSED PRODUCTS made, used or sold hereunder. LICENSEE shall be responsible for ensuring that any such third party’s use of any LICENSED MARK, and/or its manufacture or distribution of any LICENSED PRODUCT, as applicable, satisfies all of the requirements of this AGREEMENT and shall enter into a written contract with each such third party that includes binding provisions corresponding to all obligations of LICENSEE under this AGREEMENT that apply to such third party.

1.3 No Other Right To LICENSED MARKS or Third Party Marks. This AGREEMENT conveys to LICENSEE no rights other than those expressly stated herein to the LICENSED MARKS or to other intellectual property of LICENSOR; nor does this AGREEMENT grant rights to the intellectual property of any third party. LICENSEE must independently obtain any authorization, license or permission for use of third party intellectual property used in conjunction with the LICENSED MARKS and/or the LICENSED PRODUCTS and, upon request by LICENSOR, LICENSEE shall furnish written proof of such authorization. In the same manner, the LICENSOR hereby represents and warrants that it is the sole legal and beneficial owner of the right to register, use and license the LICENSED MARKS in the TERRITORY.

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1.4 No Rights Outside TERRITORY. LICENSEE agrees that it possesses no rights to sell the LICENSED PRODUCTS to exporters or others for resale or reshipment outside the TERRITORY. In the event that LICENSEE becomes aware that any party to whom it sells the LICENSED PRODUCTS intends to sell or ship, or is selling or shipping, the LICENSED PRODUCTS outside of the TERRITORY, LICENSEE shall give LICENSOR prompt written notice thereof, immediately cease supply of LICENSED PRODUCTS to such party and take all other necessary actions which LICENSEE is legally permitted to take to prevent such sales or shipments, or alternatively, obtain the WRITTEN APPROVAL of the LICENSOR for such sales.

1.5 No Rights to Premiums etc. LICENSEE shall not, without WRITTEN CONSENT, use, manufacture, sell or distribute the LICENSED PRODUCTS as PREMIUMS or in connection with lotteries, games of chance, or sexually oriented products, nor in any manner or purpose which is likely to adversely affect the reputation of the LICENSED PRODUCTS, the LICENSED MARKS or LICENSOR.

1.6 Modifications by LICENSOR. LICENSEE acknowledges that, from time to time and without LICENSEE's approval, LICENSOR may modify certain elements of the LICENSED MARKS, add new LICENSED MARKS, or discontinue the use of certain LICENSED MARKS. Accordingly, LICENSOR does not represent or warrant that the LICENSED MARKS or any of their elements will be maintained or used in any particular fashion. In the event that LICENSOR makes modifications to the LICENSED MARKS, this AGREEMENT will be subject to any such modifications effective within a reasonable amount of time following written advance notification from LICENSOR; LICENSEE shall also be allowed a reasonable sell-off period for any existing inventory of LICENSED PRODUCTS bearing discontinued or modified LICENSED MARKS as to be agreed from time to time.

2.	MANUFACTURE OF LICENSED PRODUCTS

2.1 APPROVED BEVERAGES. LICENSEE shall manufacture the APPROVED BEVERAGES or have a THIRD-PARTY FACILITY manufacture the APPROVED BEVERAGES, only in accordance with current good manufacturing practices as required by the FDA, the RECIPE INFORMATION and using the BLENDING INGREDIENTS and APPROVED CONTAINERS. Any extraneous matter or foreign or deleterious material in the APPROVED BEVERAGES must fall within tolerances of applicable Defect Action Levels as defined and established by the FDA, the United States Department of Agriculture or any other regulatory body for the particular type of product.

2.2 Batch Identification; Samples. Upon the production of each batch of an APPROVED BEVERAGE, LICENSEE shall assign a unique lot number to such batch and shall label all documents relating to the APPROVED BEVERAGE in a batch with the correct batch number. LICENSEE shall retain samples of all BLENDING INGREDIENTS used in the manufacture of each batch, and a sample of the APPROVED BEVERAGE in such batch, for a period of at least two (2) years after the last delivery of the APPROVED BEVERAGE in such batch to customers. The quantity of retained samples shall be sufficient for analysis in the event that any question arises about quality or safety of an APPROVED BEVERAGE. All samples shall be stored under commercially reasonable storage conditions.

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2.3 Packaging. Each APPROVED BEVERAGE shall be packaged in APPROVED CONTAINERS acceptable to the FDA or any other regulatory body, and shall be adequately sealed by LICENSEE to protect proper product quality for the recommended shelf life of the LICENSED PRODUCTS. LICENSEE shall be responsible for designing and preparing, and submitting to LICENSOR for WRITTEN APPROVAL not later than October 1, 2012, labeling for each LICENSED PRODUCT that meets LICENSOR’s specifications for label quality, printing, inks and printing process, includes the correct batch number and complies with clauses 2.4, 2.5, 2.6 and 2.7. LICENSOR shall use good faith best efforts to give WRITTEN APPROVAL to product labeling and updates thereto which LICENSEE submits to LICENSOR in accordance herewith, within thirty (30) days after any such submission. LICENSEE shall also be responsible for properly positioning labeling on each APPROVED CONTAINER.

2.4 Nutritional and Product Information. LICENSEE shall be responsible for the completeness and correctness of all nutritional information and all product information contained or required to be contained on any label or APPROVED CONTAINER. LICENSEE shall not be relieved of this responsibility even though LICENSOR or a third party has prepared and submitted a draft, proof or other design proposal to LICENSEE, it being LICENSEE’s sole responsibility to confirm the completeness and correctness of all nutritional information and all product information contained in any such draft, proof or other design proposal. As used herein, the term “nutritional information” includes, but is not limited to, nutrition facts, ingredients and the weight and other measures of nutrition facts and ingredients; the term “product information” includes, but is not limited to, any written or graphic description of the APPROVED BEVERAGE, APPROVED CONTAINER volume or other content measures, and the term “completeness and correctness” includes, but is not limited to, accurate measures (within accepted tolerances), and correct spelling and usage of names and terms. Copies of test results, data and/or laboratory reports to substantiate the information contained on nutritional labels must be supplied by LICENSEE to LICENSOR upon request.

2.5 Contents. LICENSEE shall fill each APPROVED CONTAINER with an APPROVED BEVERAGE as full as practical without impairment of product quality and in a manner consistent with common industry practices. The net contents of each APPROVED CONTAINER shall be equal to or greater than the contents declared on the label. LICENSEE acknowledges and agrees that under-volume contents and short-volumes would have a material adverse effect on the good will in the LICENSED MARKS.

2.6 Coding and Package Identification. Each APPROVED CONTAINER and shipping case must be clearly marked to identify the batch and the packer. LICENSED PRODUCTS shall also be marked with an easily understood “open code” (i.e. sell-by, best-by or use-by date).

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2.7 Universal Product Codes. LICENSEE shall obtain a universal product code in LICENSEE’s name and at LICENSEE’s expense for each LICENSED PRODUCT. A correct universal product code shall be displayed on each APPROVED CONTAINER.

3.	TERM & RENEWAL

3.1 Term. This AGREEMENT shall be effective as from August 15th, 2012 (the "EFFECTIVE DATE"), and shall expire on the seventh (7th) anniversary of the COMMERCIALIZATION DATE, unless sooner terminated by operation of law or in accordance with the terms and conditions herein (the "TERM").

3.2 Renewal. LICENSEE may request a five year renewal of the TERM by submitting such request in writing to LICENSOR not later than the fifth (5th) anniversary of the Commercialization Date. The TERM shall not be renewed unless the specific terms of the renewal are recorded in writing and signed by both Parties. The Parties shall use reasonable endeavors to procure that the specific terms of any renewal shall be agreed upon not later than one (1) year prior to the expiration of the then current TERM. In considering whether to grant an extension LICENSOR shall be entitled to take into consideration all relevant circumstances, including but not limited to whether the LICENSEE has fully complied with all the terms, covenants, conditions and stipulations of this AGREEMENT throughout the TERM and the LICENSOR’S then-current business plan and licensing practices. For the avoidance of doubt, there shall be no obligation on the LICENSEE to request a renewal of the TERM. In the event that such a request is made by the LICENSEE, there shall be no obligation on the LICENSOR to agree to any renewal.

4.	ROYALTIES

LICENSEE shall pay to LICENSOR the greater of (a) Earned Royalties or (b) Minimum Royalties for the EXCLUSIVE TERRITORY, and Earned Royalties for SALES in the NON-EXCLUSIVE TERRITORY and SALES within the EXCLUSIVE TERRITORY for resale in or reshipment to the NON-EXCLUSIVE TERRITORY (each as defined in Schedule A).

5.	STATEMENTS AND PAYMENTS

5.1 Monthly Update Statements. Within ten (10) business days following the last day of each calendar month, LICENSEE shall furnish to LICENSOR a statement of its NET SALES and SALES VOLUME of LICENSED PRODUCTS during the preceding calendar month ("Monthly Update Statement") in a format provided by LICENSOR and agreed between LICENSOR and LICENSEE (as amended from time to time by agreement between LICENSOR and LICENSEE), an outline of the contents of which appears at Schedule F.

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5.2 Semiannual Statements. Within forty-five (45) days following the last day of each CONTRACT PERIOD, LICENSEE shall furnish to LICENSOR a statement of its NET SALES and SALES VOLUME of LICENSED PRODUCTS during the preceding CONTRACT PERIOD ("Semiannual Statement"), in a format provided by LICENSOR and agreed between LICENSOR and LICENSEE (as amended from time to time by agreement between LICENSOR and LICENSEE), an outline of the contents of which appears at Schedule F. Such Semiannual Statement shall be certified by LICENSEE's Chief Financial Officer. In conjunction with each Semiannual Statement, LICENSEE shall also provide a report setting forth at least:

(a)	a summary of any expenditure towards the Minimum Advertising Requirement required under clause 7.4 for the CONTRACT PERIOD;

(b)	finished LICENSED PRODUCT inventory;

(c)	one hundred eighty (180) days sales forecast;

(d)	volume of BLENDING INGREDIENT purchases; and

(e)	BLENDING INGREDIENT inventory and an explanation of any significant discrepancy between BLENDING INGREDIENT used and LICENSED PRODUCTS in inventory and LICENSED PRODUCTS sold, if applicable.

5.3 Statement Requirements. Such Monthly Update Statements and Semiannual Statements (each a "Statement" and together the "Statements") shall be submitted whether or not any SALES of the LICENSED PRODUCTS occurred during the preceding calendar month or CONTRACT PERIOD. The receipt or acceptance by LICENSOR of any Statement furnished pursuant to this AGREEMENT or of any royalties paid (or the acceptance of any wire transfers in respect of royalties paid by LICENSEE) shall not preclude LICENSOR from questioning the accuracy of such Statements or royalties at any time. In the event that any inconsistencies or mistakes are discovered in such Statements or payments, they shall immediately be rectified by LICENSEE. Financial and/or accounting information in such Statements shall be presented in accordance with GAAP (Generally Accepted Accounting Principles, consistently applied), where applicable. The Statements may use terms of art generally used in the beverage business, which shall be interpreted broadly so as to provide LICENSOR with all such information as it may reasonably require in accordance with the general provisions appearing at clauses 5.1 and 5.2 above, the outline contents appearing at Schedule F and the items appearing in the agreed format of each Statement.

5.4 Payments.

(a)	Semiannual Payment Requirements. Contemporaneously with each Semiannual Statement, LICENSEE shall remit, by wire transfer to a bank account identified by LICENSOR to LICENSEE in writing, payment of the greater of (i) the Earned Royalties earned during that CONTRACT PERIOD or (ii) the Minimum Royalty for the EXCLUSIVE TERRITORY, and Earned Royalties for SALES in the NON-EXCLUSIVE TERRITORY and SALES within the EXCLUSIVE TERRITORY for resale in or reshipment to the NON-EXCLUSIVE TERRITORY, all of the foregoing as payable for that CONTRACT PERIOD in accordance with Schedule A.

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(b)	Form of all Payments. All payments of any sums due to LICENSOR under this AGREEMENT shall be made payable to LICENSOR and shall be in United States currency. All payments shall be free of any withholding taxes. In the event that LICENSEE is prohibited by law from making payments hereunder free of such withholdings, it shall pay such additional amounts necessary in order that the actual amount received after such withholding shall equal the amount that would have been received if such withholding were not required. LICENSEE shall have no right to set off any money owed to LICENSEE by LICENSOR against any money owed by LICENSEE to LICENSOR hereunder.

(c)	Late Payments. If any payments due are not made when required in accordance with the terms of this AGREEMENT, LICENSEE shall pay interest on the amount owed at a rate of twelve percent (12%) per annum (or the maximum rate allowed by law if lower) pro rata from the date such amount was due until it is paid. If it becomes necessary for LICENSOR to undertake legal action to collect any such payments, LICENSEE shall pay LICENSOR's reasonable legal fees and costs of the action and related negotiations if the legal action undertaken results in a determination that the payments were due.

5.5 Inspection of Records.

(a)	Inspection. LICENSEE shall keep complete, accurate, and verifiable records at the OWNED FACILITY and/or its principal place of business showing all transactions relating to exercise of the licensed rights herein granted, with appropriate offsite backups and disaster and data recovery systems in place. Such books and records shall include numerically sequenced invoices. LICENSOR or its duly authorized representatives shall have the right, upon reasonable notice and during normal business hours, to inspect LICENSEE's books and records and all other documents and material (physical and electronic) in the possession of or under the control of LICENSEE in order to verify any matter under or in connection with this AGREEMENT (but, for the avoidance of doubt, for no other purpose) including but not limited to the accuracy of LICENSEE's Monthly Update Statements and Semiannual Statements.

(b)	Discrepancy. In the event that such inspection reveals an underpayment by LICENSEE, LICENSEE shall immediately remit payment to LICENSOR in the amount of the underpayment plus interest at the rate of twelve percent (12%) per annum (or the maximum rate allowed by law if lower) pro rata from the date such payment was due until the date when such payment is actually made. In the event that such underpayment is greater than five percent (5%) of the Earned Royalties and/or Minimum Royalties owed to LICENSOR for any audited period, then LICENSEE shall bear all reasonable expenses related to such inspection, including attorney’s fees if applicable.

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(c)	Maintenance After Expiration. All books and records relative to LICENSEE’s obligations under this AGREEMENT shall be maintained and kept accessible and available to LICENSOR for inspection for at least five (5) years after final termination or expiration of this AGREEMENT.

6.	THE FACILITY

6.1 The OWNED FACILITY.

(a)	The OWNED FACILITY shall [*] and shall have a capacity sufficient for LICENSEE to perform its obligations under this AGREEMENT.

(b)	Within eighteen (18) months after the end of the first CONTRACT PERIOD for which LICENSEE’S Minimum SALES VOLUME is [*] (as identified in the table under the heading “MINIMUM SALES VOLUMES” in Schedule A), LICENSEE shall have (a) completed construction of the OWNED FACILITY in accordance with standards and controls provided to LICENSEE by LICENSOR in writing and received written verification from LICENSOR that the OWNED FACILITY satisfies such standards and controls, and (b) conducted a Food Safety Audit of the OWNED FACILITY in accordance with clause 12.15(b), (c) delivered to LICENSOR a copy of the inspectors’ complete Food Safety Audit report specifying that the OWNED FACILITY has received a passing grade and (d) completed all corrective actions specified in the Food Safety Audit report to LICENSOR’s reasonable satisfaction. Time is of the essence with respect to the obligations in this clause 6.1(b).

(c)	At all times after receipt of written verification from LICENSOR that the OWNED FACILITY satisfies written standards and controls provided to LICENSEE by LICENSOR and successful completion of the initial Food Safety Audit of the OWNED FACILITY, LICENSEE undertakes and agrees with LICENSOR that all LICENSED PRODUCTS shall be manufactured primarily in the OWNED FACILITY by LICENSEE, and LICENSEE may use the THIRD-PARTY FACILITY as a backup manufacturing facility for the LICENSED PRODUCTS; however LICENSEE may not manufacture any LICENSED PRODUCTS at any other location nor have LICENSED PRODUCTS manufactured by any other party on behalf of LICENSEE. LICENSEE retains the rights to co-packing and use of the OWNED FACILITY, at any time that all LICENSED PRODUCTS are manufactured at the OWNED FACILITY, for retail private label beverage products that (i) do not contain fruit juice, (ii) do not otherwise compete with any LICENSED PRODUCT, (iii) do not bear any LICENSED MARK, (iv) do not contain any BLENDING INGREDIENTS, (v) are not manufactured in accordance with any RECIPE INFORMATION and (vi) are not in LICENSED PACKAGING.

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6.2 THIRD-PARTY FACILITIES. Not later than September 1, 2012, LICENSEE shall have (a) completed arrangements for the manufacture of LICENSED PRODUCTS at the initial THIRD-PARTY FACILITY, (b) received written verification from LICENSOR that the initial THIRD-PARTY FACILITY satisfies standards and controls provided to LICENSEE by LICENSOR in writing, and (c) conducted a Food Safety Audit of the initial THIRD-PARTY FACILITY in accordance with clause 12.15(a), (d) delivered to LICENSOR a copy of the inspectors’ complete Food Safety Audit report specifying that the THIRD-PARTY FACILITY has received a passing grade and (e) completed all corrective actions specified in the Food Safety Audit report to LICENSOR’s reasonable satisfaction. Time is of the essence with respect to the obligations in the preceding sentence. From and after the date on which LICENSEE has completed the obligations set forth in the first sentence of this clause 6.2 and subject to the provisions of clause 6.1(c), LICENSEE may have the LICENSED PRODUCTS manufactured by a third party at the initial THIRD-PARTY FACILITY. LICENSEE shall not have any LICENSED PRODUCT manufactured by a third party at any other FACILITY that is owned by a third party before (i) such facility is added to Schedule A by mutual agreement of LICENSOR and LICENSEE, (ii) LICENSEE has received written verification from LICENSOR that such THIRD-PARTY FACILITY satisfies standards and controls provided to LICENSEE by LICENSOR in writing, (iii) LICENSEE has conducted a Food Safety Audit of such THIRD-PARTY FACILITY in accordance with clause 12.15(a), delivered to LICENSOR a copy of the inspectors’ complete Food Safety Audit report specifying that such FACILITY has received a passing grade and completed all corrective actions specified in the Food Safety Audit report to LICENSOR’s reasonable satisfaction.

7.	DEVELOPING AND SATISFYING DEMAND FOR LICENSED PRODUCTS; ADVERTISING

7.1 Obligation to develop demand, etc. LICENSEE shall use all reasonable endeavors to develop, stimulate and satisfy demand for the LICENSED PRODUCTS in the TERRITORY.

7.2 Specific covenants. LICENSEE covenants and agrees with LICENSOR:

(a)	to prepare, package, market, distribute and sell each of the LICENSED PRODUCTS in accordance with this AGREEMENT and to endeavor to meet the demand for each of the LICENSED PRODUCTS within the TERRITORY; and

(b)	to use commercially reasonable efforts to develop and exploit fully the potential of the business of manufacturing, preparing, packaging, marketing and distributing each of the LICENSED PRODUCTS throughout the TERRITORY by creating, stimulating and maintaining demand for each of the LICENSED PRODUCTS; and

(c)	that it shall be responsible for all expenses required for the organization, installation, operation, maintenance and replacement within the TERRITORY of the OWNED FACILITY and all other manufacturing, warehousing, marketing, distribution, delivery, transportation and other facilities and equipment as shall be necessary to implement this AGREEMENT; and

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(d)	to provide competent and well-trained management, and to recruit, train, maintain and direct all personnel required, sufficient in every respect, to perform all of the obligations of LICENSEE under this AGREEMENT.

7.3 SALES VOLUME. LICENSEE covenants and agrees with LICENSOR that it shall meet or exceed the Minimum SALES VOLUME for each time period set forth in Schedule A.

7.4 Minimum Advertising Requirement. In [*], LICENSEE covenants and agrees with LICENSOR that it shall expend at least the Minimum Advertising Requirement specified in Schedule A, for advertising and promotion of LICENSED PRODUCTS in the EXCLUSIVE TERRITORY. As part of each Semiannual Statement required under clause 5.2, LICENSEE shall submit a report, certified as accurate by its Financial Controller, evidencing the performance of its obligations during the preceding CONTRACT PERIOD for such advertising and promotion.

7.5 Commercialization by LICENSEE. LICENSEE agrees that during the TERM it will diligently manufacture, distribute, promote, and sell the LICENSED PRODUCTS in commercially reasonable quantities and that it will use its reasonable efforts to make and maintain adequate arrangements for the distribution of the LICENSED PRODUCTS throughout the TERRITORY. Without prejudice to any other rights of LICENSEE set forth in this AGREEMENT, in the event that LICENSEE fails to attain any Minimum SALES VOLUME (as specified in Schedule A) in the EXCLUSIVE TERRITORY [*], LICENSOR may terminate this AGREEMENT.

7.6 Genuine Use of LICENSED MARKS. In addition to LICENSEE's obligations at clause 7.5 above, LICENSEE agrees that throughout the TERM, and notwithstanding any permitted use of the LICENSED MARKS by LICENSOR or other licensees, it will ensure that all of the LICENSED MARKS are put to genuine, real and continuous use which is not just token use for the purpose of preserving the LICENSED MARKS in the TERRITORY.

7.7 Advertising by LICENSOR. Upon reasonable prior notice to LICENSEE, LICENSOR may also, or may authorize third parties to (notwithstanding the otherwise exclusive nature of the LICENSE in the EXCLUSIVE TERRITORY as stated in clause 1.1 above), undertake at LICENSOR's own expense any advertising or promotional activity that the LICENSOR deems appropriate to conduct in the TERRITORY and in doing so may, or may authorize third parties to, use LICENSED MARKS to advertise and promote any LICENSED PRODUCTS, but this shall in no way affect the obligations of LICENSEE to spend funds for the advertising and marketing of each of the LICENSED PRODUCTS so as to stimulate and develop the demand for each of the LICENSED PRODUCTS in the EXCLUSIVE TERRITORY in accordance with this clause 7.

8.	OWNERSHIP, GOODWILL AND RELATED RIGHTS

8.1 Acknowledgment. LICENSEE acknowledges LICENSOR's exclusive right, title, and interest in and to the LICENSED MARKS, and shall not at any time during the TERM or thereafter do or permit to be done any act or thing which impairs the rights of LICENSOR with respect to the LICENSED MARKS. LICENSEE will never represent that it has any ownership in the LICENSED MARKS or in any registration of them and shall not attempt to register the LICENSED MARKS alone or as part of its own trademark or service mark in any jurisdiction. LICENSEE will use the LICENSED MARKS only in the manner specified by LICENSOR and this AGREEMENT. The Parties expressly intend and agree that all use of the LICENSED MARKS shall inure to the sole benefit of LICENSOR.

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8.2 Goodwill. LICENSEE recognizes the value of the publicity and goodwill associated with the LICENSED MARKS, acknowledges that the LICENSED MARKS and any marks confusingly similar to the LICENSED MARKS have acquired distinctiveness as indicators of origin from a particular source, and that all related rights and goodwill including such additional goodwill arising from the use of the LICENSED MARKS (including modifications or variations of LICENSED MARKS as provided for by clause 8.3) by the LICENSEE belong exclusively to LICENSOR. LICENSEE agrees that it shall use its best endeavors to preserve and maintain the distinctiveness, goodwill and reputation of the LICENSED MARKS and that it shall not conduct any activity or produce goods, which in any way question LICENSOR's ethics or lawful practices, nor shall LICENSEE do anything that damages or reflects adversely upon LICENSOR, the LICENSED PRODUCTS, or the LICENSED MARKS.

8.3 Related Intellectual Property Created by LICENSEE. LICENSEE hereby (a) assigns and agrees to assign to LICENSOR all intellectual property rights in and to any modification or addition to any LICENSED MARK and/or the LICENSED PACKAGING, and (b) grants to LICENSOR an option, exercisable by LICENSOR’s giving written notice of exercise to LICENSEE, at LICENSOR’s discretion at any time during the TERM, to obtain an assignment of, or a sublicensable, exclusive or non-exclusive license to exploit, LICENSEE’s intellectual property rights in any or all of the APPROVED CONTAINERS on terms to be negotiated by LICENSOR and LICENSEE in good faith. LICENSEE agrees to (i) obtain written assignments of all of the intellectual property rights referenced in the preceding sentence from its employees and/or independent contractors who develop any such intellectual property and to provide LICENSOR with copies of such assignments and (ii) execute such specific assignments and other instruments and take any action necessary to enable LICENSOR to secure all intellectual property rights in and to any modification or addition to any LICENSED MARK and/or LICENSED PACKAGING and (iii) upon LICENSOR’s exercise of the option granted in clause 8.3(b), execute such specific assignment, license grant or other instrument, and take any other action necessary, to enable LICENSOR to secure an assignment of, or a license to exploit, all of LICENSEE’s intellectual property rights in any APPROVED CONTAINER(s). For avoidance of doubt, nothing herein is intended, nor shall it be construed, to require LICENSEE to assign to LICENSOR, or to grant to LICENSOR an exclusive license to, LICENSEE’s dispensing cap technology which is the subject of United States patent application no.13,230,811, which was filed with the United States Patent and Trademark Office on September 12, 2011, lists Peter Scalise III as the first named inventor and is owned by Specialty Beverage and Supplement, Inc.

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9.	USE OF THE LICENSED MARKS

9.1 Use of LICENSED MARKS in Combination with Other Marks. Subject to obtaining WRITTEN APPROVAL, which may be withheld or conditioned in LICENSOR’s sole discretion, LICENSEE shall be entitled to display LICENSEE’s trademark and logo on the LICENSED PRODUCTS and in the DISTRIBUTION MATERIALS. LICENSEE shall not use any other trademark, service mark, trade name, logo, symbol or devices in combination with the LICENSED MARKS, other than as may be required by the laws and regulations existing within the TERRITORY, without the prior written consent of LICENSOR. Other than as may be required by the laws and regulations existing within the TERRITORY, LICENSEE shall not affix a copyright notice other than LICENSOR's copyright notice or attempt to obtain or assert copyright in, or obtain a trademark in respect of, any work which contains or is derived from the LICENSED MARKS without the prior written consent of LICENSOR. For the avoidance of doubt, the Parties emphasize that LICENSEE may not, either directly or through any third party, include any reference to any LICENSED MARK or any LICENSED PRODUCT in any DISTRIBUTION MATERIALS, point-of-sale material, advertising material, billboard or other medium without WRITTEN CONSENT. As soon as is reasonably practical following LICENSOR's request, LICENSEE shall remove from any LICENSED PRODUCT or associated materials bearing the LICENSED MARKS and under LICENSEE's control or access, any element which LICENSOR believes will harm the LICENSED MARKS or LICENSOR's reputation.

9.2 Use of Confusingly Similar Marks. LICENSEE shall not use or authorize the use of, either during or after the TERM, any configuration, mark, name, design, logo or other designation confusingly similar to the LICENSED MARKS. Should LICENSEE, during the TERM or at any time thereafter, assert ownership in any insignia, mascot, designation, or trademark in any jurisdiction, which is the same as, or confusingly similar to any of the LICENSED MARKS, LICENSEE will, upon request of LICENSOR, transfer or assign all right, title, and interest that it asserts in such insignia, mascot, designation, or trademark, including but not limited to any registrations, to the LICENSOR or its designee. Further nothing contained in this AGREEMENT shall entitle LICENSEE to use the LICENSED MARKS as part of any corporate business or trade name or logo of LICENSEE or to use the LICENSED MARKS or any similar mark or name in respect of any goods similar to any APPROVED BEVERAGE.

9.3 Variations of LICENSED MARKS. LICENSEE shall not, without WRITTEN APPROVAL, develop or authorize the development of variations of the LICENSED MARKS or elements included within the LICENSED MARKS. In the event that LICENSOR grants such rights, any designs created shall be included in the LICENSED MARKS licensed hereunder, LICENSOR shall own all the rights in such new design, and LICENSEE shall execute any documents required to transfer such rights to LICENSOR. All uses and rights of and to the new designs shall inure to the exclusive benefit of LICENSOR and LICENSOR may register and protect the same in its own name, as it deems necessary or appropriate.

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9.4 Unauthorized Use. If (a) LICENSEE uses any LICENSED MARK without LICENSOR's prior WRITTEN APPROVAL as required by clause 12.4 below, or (b) sells any LICENSED PRODUCT without LICENSOR's prior WRITTEN APPROVAL as required by clause 12.2 below, and [*]. Without prejudice to any other rights or remedies that LICENSOR may have (in particular entitlement to damages and costs), LICENSEE acknowledges and agrees that damages alone would not be an adequate remedy should such use or sale continue and that LICENSOR shall be entitled to the remedies of injunction and specific performance as well as any other equitable relief in respect of any such unauthorized use. Following a cessation of the rights to use any of the LICENSED MARKS or any LICENSED PRODUCT pursuant to this clause, LICENSEE may make representations to LICENSOR as to their reinstatement, but any reinstatement shall at all times and in any event be at LICENSOR's absolute and sole discretion.

9.5 Reasonable Assistance. LICENSEE agrees to provide LICENSOR with such reasonable assistance as LICENSOR may require in obtaining any protection of LICENSOR's rights to the LICENSED MARKS at LICENSOR’s expense.

9.6 Trademark Notices. LICENSEE shall include on the LICENSED PRODUCTS and associated materials by means of a tag, label, imprint or other device approved by LICENSOR, such copyright, trademark or service mark notices that LICENSOR designates. Specific trademark notices may be identified in Schedule A or Schedule B or designated from time to time by LICENSOR. LICENSEE shall not use alternate notices without WRITTEN APPROVAL.

9.7 Licensed Product Notification. Upon request by LICENSOR, LICENSEE shall affix to the LICENSED PRODUCTS and associated materials by means of a tag, label, imprint, or other appropriate device approved by LICENSOR in advance, a legend designating each LICENSED PRODUCT as an official licensed product and showing LICENSOR's and LICENSEE's names.

10.	LITIGATION IN RESPECT OF THE LICENSED MARKS

10.1 Notification by LICENSEE of Third Party Unauthorized Use of LICENSED MARKS. LICENSEE shall notify LICENSOR, in writing, as soon as practicable after it becomes aware of the relevant circumstance, of any manufacture, distribution, sale or advertisement of any product of the same general type or class as the LICENSED PRODUCTS or use of any material or artwork that includes the LICENSED MARKS that may constitute an infringement upon LICENSOR's rights (including but not limited to trademark rights and copyrights) or LICENSEE's authorized use of the LICENSED MARKS.

10.2 No Action Without Permission. LICENSEE shall not commence, prosecute or institute any action or proceeding against any person, firm or corporation alleging infringement, imitation or unauthorized use of the LICENSED MARKS or copyright infringement of any material containing the LICENSED MARKS without the prior written consent of LICENSOR.

10.3 Control by LICENSOR. LICENSOR shall have the exclusive right to determine the appropriate action to be taken against any such infringement, imitation or unauthorized use of the LICENSED MARKS or copyright infringement of any material containing the LICENSED MARKS, including the exclusive discretion to settle any claims or any controversy arising out of any such claims. LICENSEE will at the request of LICENSOR give full co-operation to LICENSOR in any action, claim or proceedings referred to in this clause 10.3 at LICENSOR’s expense. LICENSEE shall not have any rights against LICENSOR for damages or otherwise by reason of any determination by LICENSOR not to act with respect to any alleged infringement, imitation or unauthorized use by others of the LICENSED MARKS and/or the LICENSED PRODUCTS or copyright infringement of any material containing the LICENSED MARKS; nor shall any such determination of LICENSOR affect the validity or enforceability of this AGREEMENT. Any and all damages/settlements recovered in any action or proceeding shall belong exclusively to LICENSOR, unless otherwise agreed to in writing by LICENSOR.

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11.	EXCLUSIVE SUPPLY OF BLENDING INGREDIENTS

11.1 Exclusive supply and purchase. In order to ensure the quality and specific taste and other desired characteristics of the LICENSED PRODUCTS, except as provided in clause Error! Reference source not found. below, LICENSEE shall throughout the TERM purchase all its BLENDING INGREDIENT requirements from LICENSOR or affiliates of LICENSOR. All LICENSOR (or LICENSOR’s affiliate) sales of BLENDING INGREDIENTS to LICENSEE shall be governed the sales contract, the current form of which is set forth in Schedule G, as it may be modified from time to time by LICENSOR (or LICENSOR’s affiliate) in its sole discretion, and by the shipment, delivery, payment and other terms and conditions that are established and modified from time to time by LICENSOR (or LICENSOR’s affiliate) in its sole discretion (the "Supply Terms"), and the Supply Terms in effect on the EFFECTIVE DATE have been delivered to LICENSEE, and LICENSEE acknowledges the receipt thereof. Notwithstanding anything to the contrary in this AGREEMENT, (a) LICENSOR’s sole liability to LICENSEE arising out of any BLENDING INGREDIENT supplied by LICENSOR shall be as set forth in the Supply Terms, and LICENSOR shall have no other or additional liability under this AGREEMENT arising out of any BLENDING INGREDIENT [*].

11.2 [*].

11.3 Forecast requirements. LICENSEE shall include in each Monthly Update Statement a ninety (90) day rolling forecast of LICENSEE's projected monthly needs for BLENDING INGREDIENTS that LICENSEE expects to order from LICENSOR, including projected quantities, pickup dates, and pickup locations.

11.4 Quantities to be ordered. LICENSEE shall order only such quantities of BLENDING INGREDIENTS as may be necessary and sufficient to implement this AGREEMENT.

11.5 Undertaking not to sell, etc. LICENSEE shall use the RECIPE INFORMATION, BLENDING INGREDIENTS, DISTRIBUTION MATERIALS and APPROVED CONTAINERS exclusively for the preparation of the LICENSED PRODUCTS, and LICENSEE undertakes not to sell any BLENDING INGREDIENTS or APPROVED CONTAINERS to, nor permit the same to fall into the hands of, third parties without PRIOR APPROVAL.

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12.	QUALITY CONTROL AND APPROVALS

12.1 Quality Standards.

(a)	LICENSEE warrants that the LICENSED PRODUCTS and all DISTRIBUTION MATERIALS shall meet the requirements of the RECIPE INFORMATION, including the LICENSOR quality and standard requirements and specifications set forth, and to be set forth, in Exhibit 1. LICENSEE shall submit to LICENSOR for WRITTEN APPROVAL (a) RECIPE INFORMATION for each of the initial LICENSED PRODUCTS not later than October 1, 2012 for WRITTEN APPROVAL, (b) RECIPE INFORMATION for any subsequent LICENSED PRODUCT at the time LICENSEE proposes such LICENSED PRODUCT, and any additional information related to the RECIPE INFORMATION that LICENSOR may request for any LICENSED PRODUCT promptly upon such request. Upon receipt of WRITTEN APPROVAL of RECIPE INFORMATION for a LICENSED PRODUCT, such RECIPE INFORMATION and any additional related information that LICENSEE may submit in response to a LICENSOR request shall be deemed to be set forth in Exhibit I and incorporated herein by reference. LICENSEE shall not offer for sale, advertise, promote, distribute, or use for any purpose any LICENSED PRODUCTS (i) before LICENSEE has received WRITTEN APPROVAL for the RECIPE INFORMATION for such LICENSED PRODUCT, or (ii) that are damaged, defective or seconds, or (iii) that have exceeded their "sell by" or other expiry date, or (iv) that otherwise fail to meet the requirements of the RECIPE INFORMATION deemed to be set forth in Exhibit I, or (v) that deviate in any respect from applicable LICENSED PRODUCT samples for which LICENSEE has received WRITTEN APPROVAL in accordance with clause 12.2. LICENSOR may amend, supplement or replace the LICENSOR quality and standard requirements and specifications set forth, and to be set forth, in Exhibit I at any time by giving six (6) months' written notice to LICENSEE, or any shorter notice that may be required by any laws or regulations applicable in any part of the TERRITORY.

(b)	LICENSEE may propose changes to any of the LICENSOR quality and standard requirements and specifications listed in Exhibit I, the RECIPE INFORMATION, the BLENDING AGREEMENTS, the APPROVED CONTAINERS or the LICENSED PACKAGING. LICENSOR shall be entitled to request any additional information about a proposed change, including samples and test results related to any proposed change to the RECIPE INFORMATION or the BLENDING INGREDIENTS. LICENSOR will give due consideration to such change proposed by LICENSEE but LICENSOR shall retain the exclusive right to approve or disapprove a proposed change, and LICENSEE shall not implement any proposed change without WRITTEN APPROVAL.

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12.2 Product Sample Approval Prior to Sale. LICENSEE shall submit to LICENSOR, for inspection, testing and analysis, both (i) prototype samples and (ii) initial samples from the first production run of each LICENSED PRODUCT (including each variation of any LICENSED PRODUCT and any new LICENSED PRODUCT) manufactured at a FACILITY and shall obtain WRITTEN APPROVAL (which shall not be unreasonably withheld) of such samples prior to the first occurrence of any marketing, advertisement, distribution, or sale of any LICENSED PRODUCT. Delivery to LICENSOR of the certificates of insurance specified in clause 14.2 shall be an additional condition of WRITTEN APPROVAL of the samples for the first LICENSED PRODUCT. All costs (including transit costs) of such inspection, testing, analysis and approval shall be borne by LICENSEE, and LICENSEE shall settle any applicable invoices with providers recommended by LICENSOR, as LICENSOR shall direct.

12.3 APPROVED BEVERAGE Sample Testing. At LICENSOR's direction, LICENSEE shall throughout the TERM submit samples of the APPROVED BEVERAGE and LICENSED PRODUCTS from manufacturing runs to an independent laboratory or other test facility selected and approved by LICENSOR, as and when reasonably requested by LICENSOR. The results of such inspection, testing and analysis shall be submitted to LICENSOR. LICENSOR may also, at its own discretion, purchase or procure the purchase of LICENSED PRODUCTS from retail sources for testing, and may make the results of such testing known to LICENSEE, and require such action to be taken pursuant to such testing as LICENSOR may direct. All costs (including transit costs) of such inspection, testing, analysis and approval shall be borne by LICENSEE, and LICENSEE shall reimburse LICENSOR for such costs incurred, or settle any applicable invoices with providers appointed by LICENSOR, as LICENSOR shall direct.

12.4 Approval of DISTRIBUTION MATERIALS. Prior to the first use of any DISTRIBUTION MATERIALS for any purpose, LICENSEE shall provide LICENSOR with a sample thereof for LICENSOR's inspection and WRITTEN APPROVAL, which shall not be unreasonably withheld.

12.5 Rescinded Approval. LICENSEE shall immediately remove from sale or distribution and cease manufacture of any previously approved LICENSED PRODUCT or DISTRIBUTION MATERIALS to which LICENSOR rescinds approval. LICENSOR will not unreasonably rescind approval of any LICENSED PRODUCTS or DISTRIBUTION MATERIALS previously approved. LICENSEE shall dispose of any LICENSED PRODUCTS or DISTRIBUTION MATERIALS for which LICENSOR has rescinded approval in a manner that reasonably assures that they will not be reused for any purpose.

12.6 Authorization of Containers. LICENSEE shall submit proposed specifications to LICENSOR for each of the initial APPROVED CONTAINERS not later than October 1, 2012 for WRITTEN APPROVAL. Upon receipt of WRITTEN APPROVAL of specifications for an APPROVED CONTAINER, such specifications shall be deemed to be set forth in Schedule D and incorporated herein by reference. LICENSOR may, by giving WRITTEN NOTICE, authorize LICENSEE to use additional APPROVED CONTAINERS in the preparation, distribution and sale of one or more of the LICENSED PRODUCTS. LICENSOR reserves the right to cancel its authorization of any of the APPROVED CONTAINERS for any of the LICENSED PRODUCTS upon six (6) months’ written notice to LICENSEE, or immediately upon written notice in cases of urgency (for example, on grounds of health and safety or illegality). It is recognized among the Parties hereto that LICENSOR will exercise its right to cancel its authorization in respect of any of the APPROVED CONTAINERS in good faith so as to enable the LICENSEE to prepare, package, distribute and sell the LICENSED PRODUCTS under this AGREEMENT. LICENSOR may amend, supplement or replace Schedule D at any time by giving written notice to LICENSEE. LICENSEE shall purchase APPROVED CONTAINERS from manufacturers reasonably acceptable to LICENSOR. Notwithstanding anything to the contrary herein, LICENSOR will not unreasonably withhold approval of next generation packaging, which could include, but need not be limited to, biodegradable packaging and packaging from renewable sources, as the same becomes commercially available.

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12.7 LICENSEE to be responsible for APPROVED CONTAINERS. LICENSEE shall inspect all APPROVED CONTAINERS, closures, cases, cartons, labels and other primary and secondary packaging materials and shall use only those items which comply with the standards established by applicable laws in the TERRITORY, in addition to the standards and specifications as may be prescribed by LICENSOR from time to time. LICENSEE shall assume independent responsibility in connection with the use of APPROVED CONTAINERS, closures, cases, cartons, labels and other primary and secondary packaging materials which conform to such standards and no authorization by LICENSOR of APPROVED CONTAINERS or manufacturers of APPROVED CONTAINERS, closures, cases, cartons, labels and other primary and secondary packaging materials shall constitute, nor be taken by LICENSEE or any third party as constituting, any form of representation or warranty or statement of compliance, approval or similar for any purpose, and LICENSOR accepts no liability to LICENSEE or any third party in respect of such authorization.

12.8 Quality Maintenance/Inspection of Facilities. LICENSEE warrants that all LICENSED PRODUCTS it advertises, distributes, and sells, shall be substantially identical to and of no lesser quality than the final samples approved by LICENSOR. LICENSEE shall submit to LICENSOR for WRITTEN APPROVAL (at LICENSEE's cost) any proposed change from the final samples approved involving any alteration in the composition, structure, design or quality of the LICENSED PRODUCTS, any manufacturing processes for the LICENSED PRODUCTS or any change in the use of the LICENSED MARKS or in the LICENSED PACKAGING, prior to LICENSEE's advertisement, sale or distribution. Without prejudice to clause 12.15 (Food Safety Audits), to ensure that the standards of quality reflected in the approved samples are being maintained, and that the plant, facilities, equipment and methods used by LICENSEE in the manufacture, preparation, packaging, storage and handling of the LICENSED PRODUCTS are appropriate and that LICENSEE is complying with all applicable terms of this AGREEMENT and in particular the requirements of Exhibit I, LICENSOR or its authorized representatives have the right to enter and inspect the OWNED FACILITY and any THIRD-PARTY FACILITY, during reasonable hours and upon not less than 5 days' notice during the TERM and during any sell-off period thereafter as long as any such inspection does not unreasonably interfere with the LICENSEE's day to day business.

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12.9 Substandard Quality. In the event that the quality of any of the LICENSED PRODUCTS or DISTRIBUTION MATERIALS falls below the previously approved level, LICENSEE shall, upon written notice from LICENSOR discontinue the production, sale, or distribution of such LICENSED PRODUCTS or DISTRIBUTION MATERIALS, as soon as is reasonably practicable consistent with the seriousness of the deviation.

12.10 On-Going Submission of "Made Up" Samples. For the purposes of quality control and review of finished LICENSED PRODUCTS, upon reasonable request by LICENSOR, LICENSEE shall, at LICENSEE's expense, provide two (2) cases, but in no event fewer than thirteen (13) consumer units of samples of LICENSED PRODUCTS to LICENSOR at the beginning of each twelve (12) consecutive month period that begins on the COMMERCIALIZATION DATE or on any anniversary of the COMMERCIALIZATION DATE during the TERM, or at any other time specified by LICENSOR during the TERM. Each LICENSED PRODUCT shall be shipped in its usual container with all DISTRIBUTION MATERIALS that usually accompany the LICENSED PRODUCT.

12.11 Product Recall/Withdrawal. LICENSEE shall bear any and all costs related to any product recall or withdrawal of LICENSED PRODUCTS, whether voluntary or required by LICENSOR, a court, a governmental or regulatory agency or authority or other competent authority. LICENSOR shall have the right to declare a product recall or withdrawal if LICENSOR reasonably determines (in its sole discretion) that it is necessary for reasons of public health, safety, or welfare, or the potential or actual infringement of the rights of any third party, including but not limited to intellectual property rights. In the event of a recall or withdrawal, LICENSEE will consult with LICENSOR, and obtain LICENSOR's prior express WRITTEN APPROVAL, regarding all aspects of handling such recall or withdrawal. In the event of such recall or withdrawal, LICENSOR shall prepare and authorize any and all statements to the media and regulatory authorities concerning the APPROVED BEVERAGE, LICENSED PRODUCTS, BLENDING INGREDIENTS and/or APPROVED CONTAINERS. LICENSEE shall promptly report to LICENSOR all communications from or by regulatory authorities, media representatives, government agencies, brokers, wholesalers, retailers or consumers in connection with such recall or withdrawal. LICENSEE shall provide to LICENSOR promptly upon LICENSOR’s request, complete records of the manufacturing and shipment of any LICENSED PRODUCT, by batch. Disposition of any APPROVED BEVERAGE, LICENSED PRODUCTS or BLENDING INGREDIENTS involved in the withdrawal or recall shall be as determined by LICENSOR. LICENSEE shall provide a statement of its recall and withdrawal procedures to LICENSOR for WRITTEN APPROVAL not later October 1, 2012, and upon receipt of WRITTEN APPROVAL of such statement, the same shall be deemed to be set forth in Exhibit II and incorporated herein by reference. LICENSEE shall refrain from selling to market each LICENSED PRODUCT until LICENSEE has received WRITTEN APPROVAL of the statement of its recall and withdrawal procedures. In the event that LICENSEE proposes to amend such statement during the TERM, LICENSEE shall provide copies of such amendments to LICENSOR for WRITTEN APPROVAL and shall not implement any such amendment before receiving WRITTEN APPROVAL.

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12.12 Disposal of Unapproved/Substandard Products. LICENSEE shall, upon LICENSOR's direction, ship to LICENSOR, or destroy and certify destruction of, all unapproved or substandard LICENSED PRODUCTS or LICENSED PRODUCTS for which LICENSOR has rescinded approval. Upon WRITTEN APPROVAL from LICENSOR, LICENSEE may be authorized to lawfully dispose of the APPROVED BEVERAGE portion of such LICENSED PRODUCTS at its own discretion as long as no use of or reference to the LICENSED MARKS is made in connection therewith. In such event, LICENSEE must (a) completely remove such APPROVED BEVERAGES from APPROVED CONTAINERS, (b) otherwise dissociate such APPROVED BEVERAGES from the DISTRIBUTION MATERIALS and the LICENSED MARKS, and (c) take full responsibility for distribution of the resulting products.

12.13 Consumer Inquiries. LICENSEE shall, at its sole cost, establish and maintain procedures satisfactory to LICENSOR for the handling of all consumer inquiries, complaints, product warranty issues, guarantee/satisfaction issues, and response and compliance requirements relating to any of the LICENSED PRODUCTS in the TERRITORY ("Consumer Inquiries"). LICENSOR may forward to LICENSEE for handling any and all Consumer Inquiries that it receives. LICENSEE shall submit to LICENSOR a monthly report of all Consumer Inquiries and the manner in which they were handled. LICENSEE shall notify LICENSOR as soon as practicable and in any event within twelve (12) hours of LICENSEE’s first knowledge of any complaint, allegation or other circumstance giving rise to or indicating a need for a recall or withdrawal of any of the LICENSED PRODUCTS. LICENSEE shall provide a statement of its Consumer Inquiries procedures to LICENSOR for WRITTEN APPROVAL not later October 1, 2012, and upon receipt of WRITTEN APPROVAL of such statement, the same shall be deemed to be set forth in Exhibit III and incorporated herein by reference. In the event that LICENSEE proposes to amend such statement during the TERM, LICENSEE shall provide copies of such amendments to LICENSOR for WRITTEN APPROVAL and shall not implement any such amendment before receiving WRITTEN APPROVAL.

12.14 Compliance. LICENSEE shall comply with all federal state and local laws and regulations that are applicable to LICENSEE’s exercise of the rights and performance of the obligations set forth in this AGREEMENT and shall ensure compliance by the operator of any THIRD-PARTY FACILITY and by any wholesalers, distributors and other third parties that LICENSEE engages to assist with the performance of LICENSEE’s obligations under this AGREEMENT pursuant to clause 1.2 above.

12.15 Food Safety Audits.

(a)	Prior to manufacturing any LICENSED PRODUCTS at a THIRD-PARTY FACILITY or any ancillary facility, LICENSEE shall, at its own expense, (i) engage a third-party inspector that is accredited by an accrediting body reasonably acceptable to LICENSOR to complete a food safety audit at such THIRD-PARTY FACILITY and any ancillary facility at which manufacturing of the LICENSED PRODUCTS is conducted to verify compliance with current good manufacturing practices as required by the FDA, the Hazard Analysis and Critical Control Point regulations and principles as set forth by the FDA and the United States Department of Agriculture and all other applicable food and safety laws, regulations, statutes, ordinances, principles and codes of best practice from time to time in existence in the TERRITORY that are applicable to manufacture of the LICENSED PRODUCTS (a “Food Safety Audit”), (ii) deliver to LICENSOR a copy of the inspectors’ complete Food Safety Audit report specifying that such THIRD-PARTY FACILITY and any ancillary facility have received passing grades, and (iii) complete all corrective actions specified in the Food Safety Audit report to LICENSOR’s reasonable satisfaction. Thereafter LICENSEE shall have a Food Safety Audit conducted at such THIRD-PARTY FACILITY and any ancillary facility at which manufacturing of the LICENSED PRODUCTS is conducted each year during the remainder of the TERM in sufficient time to deliver to LICENSOR a copy of the inspectors’ complete Food Safety Audit report specifying that such THIRD-PARTY FACILITY and any ancillary facility have received passing grades and to complete all corrective actions specified in the Food Safety Audit report to LICENSOR’s reasonable satisfaction, in each case not later than the date during such year which is the anniversary date of the first Safety Audit Report that was delivered to LICENSOR in accordance herewith.

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(b)	Prior to manufacturing any LICENSED PRODUCTS at the OWNED FACILITY, LICENSEE shall, at its own expense, (i) engage a third-party inspector that is accredited by an accrediting body reasonably acceptable to LICENSOR to complete a Food Safety Audit at the OWNED FACILITY and any ancillary facility at which manufacturing of the LICENSED PRODUCTS is conducted, deliver to LICENSOR a copy of the inspectors’ complete Food Safety Audit report specifying that the OWNED FACILITY and any ancillary agreement have received passing grades, and (iii) complete all corrective actions specified in the Food Safety Audit report to LICENSOR’s reasonable satisfaction. Thereafter LICENSEE shall have a Food Safety Audit conducted at the OWNED FACILITY and any ancillary facility at which manufacturing of the LICENSED PRODUCTS is conducted each year during the remainder of the TERM in sufficient time to deliver to LICENSOR a copy of the inspectors’ complete Food Safety Audit report specifying that the OWNED FACILITY and any ancillary facility have received passing grades and to complete all corrective actions specified in the Food Safety Audit report to LICENSOR’s reasonable satisfaction, in each case not later than the date during such year which is the anniversary date of the first Safety Audit Report that was delivered to LICENSOR in accordance herewith.

(c)	In addition to the foregoing subclauses (a) and (b), if no LICENSED PRODUCTS are manufactured at the OWNED FACILITY, any THIRD-PARTY FACILITY or any ancillary facility for a period of one hundred eighty (180) consecutive days, LICENSEE shall, at its own expense, engage a third-party inspector that is accredited by an accrediting body reasonably acceptable to LICENSOR to complete a Food Safety Audit at such facility, deliver to LICENSOR a copy of the inspectors’ complete Food Safety Audit report for such FACILITY specifying that such FACILITY has received a passing grade, and complete all corrective actions specified in the Food Safety Audit to LICENSOR’s reasonable satisfaction before manufacturing of any LICENSED PRODUCTS is resumed at such FACILITY.

(d)	Time is of the essence with respect to the obligations in this clause 12.15.

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12.16 Ethical Practices Addendum. Each Party agrees to comply fully with the Ethical Practices Addendum appearing at Schedule C, as the same may be amended, modified or replaced from time to time on written notice by LICENSOR.

13.	LIABILITY

13.1 Exclusions. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES OF ANY KIND OR NATURE INCURRED BY THE OTHER PARTY AND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED UPON BREACH OF CONTRACT OR TORT, INCLUDING NEGLIGENCE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.2 Exception. THE EXCLUSIONS OF LIABILITY SET FORTH IN CLAUSE 13.1 ARE NOT APPLICABLE TO LIABILITY THAT ARISES UNDER CLAUSE 15.

14.	INSURANCE

14.1 Insurance. LICENSEE shall acquire and maintain at its sole cost and expense throughout the TERM and for a period of five (5) years following the termination or expiration of this AGREEMENT, Commercial World-wide General Liability Insurance, including, but not limited to, personal injury and bodily injury, product liability, advertiser’s, and contractual liability, and products/completed operations underwritten by an insurance company with a Best’s rating of at least A-/XII and licensed to do business in the TERRITORY. This insurance coverage shall provide protection of not less than the amount specified in Schedule A for personal bodily injury and property damage (on a per occurrence basis) and a deductible not to exceed the amount specified in Schedule A. Insurance policies shall name LICENSOR and its respective officers, employees and agents as additional insured parties, shall contain an endorsement which requires that notice be given to LICENSOR prior to cancellation or expiration of the policy, and shall provide full protection for LICENSEE, LICENSOR, and their respective officers, employees, and agents against any and all claims, demands, causes of action or damages, including but not limited to attorney’s fees, arising out of this AGREEMENT, including but not limited to those arising from the manufacture, sale, distribution, use, or advertisement of the LICENSED PRODUCTS, regardless of when such claims are made or when underlying injuries occur or manifest themselves. Insurance policies shall not contain cross-claim, cross-suit, or other such exclusion clauses which would preclude additional insured parties from instituting causes of action against other insureds under the policy or which would otherwise limit coverage of additional insureds. Such policies shall waive any right of subrogation against LICENSOR. In the event LICENSEE’s insurance is canceled and replacement insurance is not obtained prior to the effective date of such cancellation, LICENSOR shall have the right to procure such coverage and charge the expenses incurred to LICENSEE and/or to terminate this AGREEMENT upon notice and without the right to cure. Upon request, LICENSEE shall furnish a copy of the insurance policy to LICENSOR.

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14.2 Certificates of Insurance. Prior to the COMMERCIALIZATION DATE, certificates of insurance issued by LICENSEE's insurance company evidencing the insurance required by clause 14.1 above shall have been provided to LICENSOR by LICENSEE. Each certificate provided at any time in accordance with this clause 14.2 shall set forth, minimally, the amount of insurance, the additional insured endorsement (whether as part of the certificate or as a separate document), the policy number, the date of expiration, and an endorsement that LICENSOR shall receive thirty (30) days written notice prior to termination, reduction or modification of the coverage. The certificates shall bear an inked or stamped signature. Facsimile or photocopied certificates will not be acceptable. Certificates shall be furnished to LICENSOR upon renewal of insurance or upon request by LICENSOR. In the event LICENSEE does not at any time provide its certificate of insurance as required herein, LICENSOR shall have the right to procure such coverage and charge the expense incurred to LICENSEE and/or terminate this AGREEMENT immediately upon notice and without a right to cure.

14.3 Third Parties. LICENSEE represents and warrants that any third parties used to manufacture the LICENSED PRODUCTS shall maintain the insurance requirements set forth in this AGREEMENT. LICENSEE agrees to indemnify and hold LICENSOR harmless for any liability incurred by LICENSOR resulting from any third-party manufacturer’s failure to maintain insurance in accordance with this AGREEMENT.

15.	INDEMNIFICATION

15.1 Indemnification by LICENSOR. LICENSOR shall indemnify, defend, and hold LICENSEE and its directors, officers, employees, agents, successors, and assigns harmless from and against any and all damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) (collectively, “Liabilities”) arising out of any (a) claim that LICENSEE’s use of any LICENSED MARK in accordance with the terms and conditions of this AGREEMENT infringes a trademark right of any third party, (b) failure by LICENSOR to comply with any law that is applicable to LICENSOR, and/or (c) breach of any of LICENSOR’s warranties or representations set forth in clause 21; provided, however, that LICENSOR shall have no obligations under this clause 15.1 in connection with any LICENSED PRODUCT distributed, sold or shipped by LICENSEE after the date on which LICENSOR has given LICENSEE written notice that it has rescinded approval of such LICENSED PRODUCT.

15.2 Indemnification by LICENSEE. LICENSEE shall indemnify, defend and hold LICENSOR and its affiliates and their respective directors, officers, employees, and agents, successors and permitted assigns harmless from and against all Liabilities arising out of any (a) claim of personal injury or wrongful death resulting from any LICENSED PRODUCT, (b) recall or withdrawal of any LICENSED PRODUCT, (c) failure by LICENSEE to comply with any law that is applicable to LICENSEE, (d) claim of any kind or nature under any theory, arising out of or in connection with any distribution, sale or other disposition of any LICENSED PRODUCT or APPROVED BEVERAGE as to which LICENSOR has rescinded approval, and/or (e) breach of any of LICENSEE’s warranties or representations set forth in clause 21.

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15.3 Indemnification Procedure. Upon notice of any Liabilities, the person or entity that is seeking indemnification (the “Indemnitee”) shall give prompt written notice to the Party that is obligated to provide defense and indemnification (the “Indemnitor”). Failure to give prompt written notice shall not relieve that Indemnitor of its indemnification obligations except to the extent the failure is prejudicial. The Indemnitor shall have control over the defense and any settlement of any claim for Liabilities; provided, however, that (a) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at the Indemnitee’s own expense to assist in the handling of such claim; and (b) the Indemnitor shall obtain the prior written approval (not to be unreasonably withheld) from the Indemnitee before entering into any settlement of such claim. The Parties shall cooperate in furnishing such information and attending such conferences and hearings as reasonably requested in connection with the defense or prosecution of any Liabilities. In the event the Indemnitor fails to act within a reasonable time after receiving notice, the Indemnitee shall have the right to employ its own counsel at the expense of the Indemnitor.

16.	TERMINATION AND EXPIRATION

16.1 Expiration. Except as otherwise provided herein, this AGREEMENT shall expire in accordance with clause 3.

16.2 Right of Termination. LICENSOR shall have the right to terminate this AGREEMENT without liability for damages on the part of LICENSOR by giving written notice to LICENSEE if LICENSEE does or permits to be done any of the following:

(a)	manufactures, sells, promotes, distributes or uses, in any way, any LICENSED PRODUCT, LICENSED MARK or DISTRIBUTION MATERIALS without having the prior WRITTEN APPROVAL of LICENSOR or continues to manufacture, sell, promote, distribute or use, in any way, any LICENSED PRODUCT after receipt of written notice from LICENSOR disapproving or rescinding approval of the same; or

(b)	any LICENSED PRODUCT is recalled or withdrawn for any reason in accordance with clause 12.11 and, following such recall or withdrawal, LICENSEE fails or refuses to correct the condition or defect which caused the recall or withdrawal; or

(c)	becomes insolvent, makes a general assignment for the benefit of its creditors or an arrangement pursuant to any insolvency law, files a petition for insolvency, discontinues all or a significant portion of its business, or has a receiver, liquidator or administrator appointed over any part of its business or assets (or an equivalent process to any of the foregoing occurs in any jurisdiction); or

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(d)	breaches any of the conditions or provisions of this AGREEMENT; or

(e)	breaches any of the material conditions or provisions of any contract or agreement between LICENSEE and LICENSOR or any affiliate of LICENSOR, which has been entered into by the parties thereto pursuant to or in connection with this AGREEMENT; or

(f)	breaches any of the conditions or provisions of this AGREEMENT, which LICENSEE has previously breached; or

(g)	undergoes an unapproved change in majority ownership or control of any interest in LICENSEE, directly or indirectly, by a competitor or any affiliate of any competitor of LICENSOR, or any of LICENSOR’s affiliates, or LICENSEE or becomes otherwise affiliated, directly or indirectly, with any competitor of LICENSOR or any of LICENSOR's affiliates, without LICENSOR's WRITTEN APPROVAL. LICENSEE, upon becoming aware of such unapproved change in control or ownership, shall be obliged to inform LICENSOR of any such potential, planned change of its ownership or control as soon as practicable in order that LICENSOR's prior consent may be sought. For the purposes of this clause:

"control" means:

(i)	the power (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) to appoint and/or remove all or such of the members of the board of directors or other governing body of an entity as are able to cast the majority of the votes capable of being cast by the members of that board or body on all, or substantially all, matters, or otherwise to control or have the power to control the policies and affairs of that entity; and/or

(ii)	the holding and/or possession of the beneficial interest in and/or the ability to exercise the voting rights applicable to shares or other securities in any entity (whether directly or indirectly) which confer in aggregate on the holders thereof 50% or more of the total voting rights exercisable at general meetings of that entity on all, or substantially all, matters; and

"competitor" means a person or entity which is, or is proposing to be, engaged in an activity which is in direct competition with the LICENSED PRODUCTS with more than 50% fruit juice (excluding juices with ten (10) days’ shelf life) in any part of the TERRITORY, in any event including but not limited to the persons or entities identified as competitors in Schedule E; or

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(h)	fails to pay any royalties due to LICENSOR in accordance with clause 5.4 within ten (10) BUSINESS DAYs of the due dates in accordance with the terms of this AGREEMENT; or

(i)	fails to perform the covenant set forth in clause 7.3 for [*] set forth in Schedule A; or

(j)	fails to pay, or to reimburse LICENSOR promptly on demand in respect of (as the case may be), any invoice payable to any third party in respect of sampling, testing or any other amount described in clause 12.2, clause 12.3 or clause 12.10 of this AGREEMENT within ten (10) BUSINESS DAYs of the due date for payment thereof; or

(k)	assigns or attempts to assign any interest in all or part of this AGREEMENT, without the prior written consent of LICENSOR in accordance with clause 25.1. However, this clause will not apply in case of assignment to affiliates; or

(l)	in respect of the LICENSOR's trademarks either within or outside of the TERRITORY (including but not limited to any or all of the LICENSED MARKS):

(i)	commences proceedings in which the ownership, validity or registration of any of such marks is called into question;

(ii)	does anything to support an application to remove any of such marks from the register for trademarks for the TERRITORY;

(iii)	does anything to restrict the registration of such marks; or

(iv)	does anything which might prejudice the right or title of LICENSOR to such marks; or

(m)	in respect of the LICENSED MARKS:

(i)	applies to register any trademark, service mark or design identical to or confusingly similar to any of the LICENSED MARKS or LICENSED PACKAGING;

(ii)	adopts or uses any trademark, service mark or design identical to or confusingly similar to any of the LICENSED MARKS or LICENSED PACKAGING; or

(iii)	assists any third party to use or apply to register any trademark, service mark or design identical to or confusingly similar to any of the LICENSED MARKS or LICENSED PACKAGING.

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Termination in accordance with clause 16.2 (a), (c), (d) or (e) shall be effective immediately, without need for further notice, if LICENSEE has not cured the applicable act, omission or other occurrence within twenty (20) days after the date of LICENSOR’s notice thereof, and termination in accordance with any of the other subparts of this clause 16.2 shall be effective immediately on the date of LICENSOR’s notice thereof and no cure period shall be applicable.

16.3 Termination for Failure to Make Required Submissions. This Agreement may be terminated by LICENSOR or LICENSEE, immediately and without liability by the terminating Party for damages, by written notice given by the terminating Party if, by October 1, 2012, LICENSEE has failed to submit to LICENSOR (i) labeling for each of the initial LICENSED PRODUCTS in accordance with clause 2.3, (ii) RECIPE INFORMATION for each of the initial LICENSED PRODUCTS in accordance with clause 12.1(a), (iii) specifications for the APPROVED CONTAINERS in accordance with clause 12.6, (iv) a statement of LICENSEE’s recall and withdrawal procedures in accordance with clause 12.11, (v) a statement of LICENSEE’s Consumer Inquiries procedures in accordance with clause 12.13 and (vi) the certificates of insurance in accordance with clause 14.2.

16.4 Immediate Termination for Unlawfulness or potential damage to LICENSED MARKS. This AGREEMENT may be terminated by LICENSOR immediately and without liability for damages on the part of LICENSOR, by written notice given by LICENSOR if:

(a)	(without prejudice to the right to declare a Force Majeure Event in respect of the following in accordance with clause 24.2) in LICENSOR's sole discretion:

(i)	any material provision, or the performance of any material provision, of this AGREEMENT ceases to be or potentially ceases to be in conformity with the laws or regulations from time to time of the State of North Carolina, the United States of America or any other laws or regulations of any jurisdiction that apply from time to time to the provisions of, or to the performance of, this AGREEMENT; or

(ii)	any material authorization, approval, permit or license required by LICENSEE from time to time to perform its obligations under this AGREEMENT is revoked, suspended, terminated or cancelled; or

(b)	in LICENSOR's sole discretion, any circumstance exists (whether under the control of LICENSEE or otherwise, and including matters and factors external to this AGREEMENT) by reason of which, in LICENSOR's sole discretion, the continued existence or further performance of this AGREEMENT may cause prejudice or damage to the goodwill or reputation of LICENSOR, or any of LICENSOR's affiliates which are under the control of, or under common control with, the LICENSOR (as "control" is defined in clause 16.2(g) above), or any of the LICENSED MARKS. If and to the extent that such circumstance is, in LICENSOR's sole discretion, within the control of LICENSEE and is capable of cure by LICENSEE, LICENSOR shall first give written notice to LICENSEE requiring cure and specifying a reasonable time for such cure, but shall be entitled to terminate this AGREEMENT immediately on the expiry of such period if the circumstance has not been cured to LICENSOR's satisfaction at that time. If such circumstance is not, in LICENSOR's sole discretion, within the control of LICENSEE, LICENSOR may terminate this AGREEMENT in accordance with this clause without delay.

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16.5 Termination on notice for failure to meet Minimum SALES VOLUME and/or Minimum Royalty. Without prejudice to any other rights of LICENSEE set forth in this AGREEMENT, in the event that LICENSEE fails to attain the Minimum SALES VOLUME and/or the Minimum Royalty (each as specified in Schedule A) in the EXCLUSIVE TERRITORY in [*], LICENSOR may terminate this AGREEMENT by written notice within three (3) months of the end of the second such CONTRACT PERIOD, such termination to take effect at the expiry of six (6) months from the date of such notice.

16.6 Termination following Force Majeure. If the performance by LICENSEE or LICENSOR (the "Affected Party") of its obligations under this AGREEMENT is materially prevented, hindered or delayed by reason of a Force Majeure Event for a period of at least one hundred eighty (180) consecutive days, or for at least one hundred fifty (150) days (whether consecutive or not) in any one hundred eighty (180) day period, the other Party may terminate this AGREEMENT with immediate effect by notice to the Affected Party on or at any time after the expiry of such one hundred eighty (180) day period.

16.7 Duties Upon Termination. Upon termination of this AGREEMENT by either Party:

(a)	all outstanding sums due and owing from LICENSEE to LICENSOR shall immediately become due and payable; and

(b)	LICENSEE shall immediately discontinue the manufacture, sale, and distribution of all LICENSED PRODUCTS and the use of the LICENSED MARKS and DISTRIBUTION MATERIALS, and shall not purchase any further BLENDING INGREDIENTS, and

(c)	at the direction of LICENSOR and at LICENSEE's expense, LICENSEE shall destroy or ship to such place as LICENSOR may nominate all existing inventory of LICENSED PRODUCTS and BLENDING INGREDIENTS, and shall have no right of sell-off except as provided in clause 16.9 below;

(d)	if requested by LICENSOR, LICENSEE shall execute an assignment of any and all goodwill as may have accrued to LICENSEE by reason of the use of the LICENSED MARKS and by LICENSEE being connected in the course of trade therewith and all such rights (if any) as may have accrued to LICENSEE in relation to the LICENSED MARKS by reason of the use thereof; and

(e)	LICENSOR shall return all PROPORTION INFORMATION to LICENSEE.

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16.8 Duties upon Expiration. Upon expiration of this AGREEMENT:

(a)	all outstanding sums due and owing from LICENSEE to LICENSOR shall immediately become due and payable; and

(b)	LICENSEE shall immediately discontinue the manufacture, sale and distribution of all LICENSED PRODUCTS and the use of the LICENSED MARKS and DISTRIBUTION MATERIALS, and shall not purchase any further BLENDING INGREDIENTS;

(c)	if requested by LICENSOR, LICENSEE shall execute an assignment of any and all goodwill as may have accrued to LICENSEE by reason of the use of the LICENSED MARKS and by LICENSEE being connected in the course of trade therewith and all such rights (if any) as may have accrued to LICENSEE in relation to the LICENSED MARKS by reason of the use thereof; and

(e)	LICENSOR shall return all PROPORTION INFORMATION to LICENSEE.

16.9 Right of Sell-off.

(a)	In the case of:

(i)	expiration of this AGREEMENT; or

(ii)	termination of this AGREEMENT by LICENSEE pursuant to clause 16.6; or

(iii)	termination of this AGREEMENT by LICENSOR pursuant to clauses 16.5 or 16.6 only,

LICENSEE shall with LICENSOR's express written consent (at LICENSOR's sole discretion) be permitted a period to be specified in such consent of up to six (6) months within which to sell any existing inventory of the LICENSED PRODUCTS, and may with LICENSOR's consent exhaust existing inventory of BLENDING INGREDIENTS by way of production of further LICENSED PRODUCTS within such period. LICENSEE shall not be permitted to sell any (1) BLENDING INGREDIENTS, (2) DISTRIBUTION MATERIALS or (3) APPROVED CONTAINERS that are proprietary to LICENSOR, in each case that have not been incorporated into LICENSED PRODUCTS. At the expiry of the period specified in such consent, LICENSEE shall immediately discontinue the sale or distribution of the LICENSED PRODUCTS. LICENSEE shall not have a right of sell-off in any other circumstance or following a termination pursuant to any clause not specified above.

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(b)	All SALES under this clause 16.9 shall:

(i)	obligate LICENSEE to pay Earned Royalties as if such SALES were at the previous market price for such LICENSED PRODUCTS; and

(ii)	require the payment of Earned Royalties as provided in this AGREEMENT; and

(iii)	otherwise be in compliance with all other relevant provisions of this AGREEMENT.

(c)	LICENSEE's right to sell off pursuant to this clause 16.9 is further subject to the conditions that, within thirty (30) days after expiration or termination, LICENSEE will:

(i)	pay to LICENSOR all Earned Royalties, all amounts under clause 12.2, clause 12.3 and clause 12.10 hereof, and all amounts payable in accordance with the Supply Terms, accrued or due at the time of expiration or termination; and

(ii)	deliver to LICENSOR a report of SALES up to the time of expiration or termination; and

(iii)	provide LICENSOR with an inventory of unsold LICENSED PRODUCTS and allow LICENSOR at its option to conduct a physical inventory to verify the statement.

16.10 Liquidated Damages. Upon termination of this AGREEMENT by LICENSOR with cause, or by the LICENSEE without cause, an amount equal to [*] (the "Liquidated Damages Amount") (for the avoidance of doubt, in addition to all Earned Royalties due and payable as of the date of termination) shall become immediately due and payable by LICENSEE by way of liquidated damages, as a good faith genuine pre-estimation by the Parties of the losses that will be incurred by LICENSOR as a result of termination in such circumstances with regards to the cost of locating, negotiating with and finalizing terms with a party to replace LICENSEE and the loss of a royalty stream. The obligation to pay the Liquidated Damages Amount under this clause 16.10 shall not apply in the event of a termination by LICENSOR or LICENSEE pursuant to clause 16.4(a)(i).

17.	REMEDIES

17.1 Damages are Insufficient Compensation. Without prejudice to any other rights or remedies that LICENSOR may have, the Parties acknowledge and agree: (a) that damages alone may not be an adequate remedy for a breach by LICENSEE of the provisions of this AGREEMENT; (b) that the remedies of injunction and specific performance as well as any other equitable relief for any threatened or actual breach of the provisions of this AGREEMENT by LICENSEE (including but not limited to the unauthorized use of the LICENSED MARKS and/or any DISTRIBUTION MATERIALS during the TERM or following the termination or expiration of this AGREEMENT) may be more appropriate remedies; (c) that such remedies shall be available in any applicable jurisdiction including but not limited to the TERRITORY, and that the courts or other bodies in any such jurisdiction may apply such local or other law as may be required to give effect to this clause; and (d) that LICENSOR shall be entitled to such remedies without posting a bond or other security; provided however that if the posting of a bond or other security is a prerequisite to obtaining such remedies, then a bond in the amount of $1,000 shall be sufficient.

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18.	CONFIDENTIALITY

18.1 Confidentiality of General Confidential Information and Know How. It is anticipated that each Party ("Receiving Party") will obtain or has obtained information about each other Party’s business and technology that the disclosing Party ("Disclosing Party") considers to be confidential ("Confidential Information and Know How"). In order to promote the free exchange of information, each Party agrees to maintain the Confidential Information and Know How that it receives from the Disclosing Party in confidence and not disclose it to any third party during the TERM and for a period of three (3) years from the date of expiration or termination of this AGREEMENT. This obligation of secrecy, however, shall not apply to information which:

(a)	is known to the public at the time of its disclosure, or becomes known to the public after the disclosure through no fault of the Receiving Party; or

(b)	the Receiving Party can show was in its possession after the time of the disclosure, from a third party not under an obligation of secrecy to the Disclosing Party; or

(c)	the Receiving Party can show was developed by, or for, the Receiving Party independent of the disclosure by the Disclosing Party; or

(d)	is necessarily disclosed to a third party pursuant to the commercial sale of the LICENSED PRODUCT by either Party; or

(e)	is required to be disclosed by law, regulation or the order of request of any court or regulatory or supervisory authority with competent jurisdiction or the rules of any stock exchange with which a Party is bound to comply.

18.2 Confidentiality of PROPORTION INFORMATION; LICENSOR Covenant.

(a)	Subject to Section 18.2(c), all PROPORTION INFORMATION shall, notwithstanding clause 18.1, be maintained in confidence by LICENSOR and shall not be disclosed to any third party.

(b)	Subject to Section 18.2(c), LICENSOR covenants and agrees that it shall not,[*].

(c)	Nothing in this Section 18.2 or elsewhere in this AGREEMENT is intended to or shall prohibit LICENSOR [*].

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18.3 Confidentiality of SALES information etc. It is acknowledged that information created or produced by the Parties pursuant to the performance of their obligations under this AGREEMENT, including but not limited to SALES figures and forecasts, financial information, and customer information and databases is commercially sensitive, and therefore each Party agrees that it shall keep such information confidential and not disclose it to any third party during the TERM and for a period of five (5) years from the date of expiration or termination of this AGREEMENT, unless it is required to be disclosed by law, regulation or the order of request of any court or regulatory or supervisory authority with competent jurisdiction or the rules of any stock exchange with which a Party is bound to comply.

19.	LICENSOR'S RIGHT OF FIRST REFUSAL

In the event that LICENSEE proposes or intends to, directly or indirectly, by itself or through an affiliate or affiliates under the control (as "control" is defined in clause 16.2(g) above) of LICENSEE, manufacture, sell, and/or otherwise distribute or become interested in or engaged in, or invest in or act as an agent or consultant for any person or entity that manufactures, sells and/or otherwise distributes, any beverage products that contain fruit juice outside the TERRITORY (a "New Business"), LICENSEE shall, prior to entering into such New Business, allow LICENSOR a reasonable opportunity to submit proposals concerning LICENSOR's possible participation in such New Business, whether as licensor, investor or otherwise, and shall consider any such proposals in good faith if financially feasible to both.

20.	PROTECTION OF BUSINESS

20.1 General Rule. LICENSEE agrees that during the TERM, unless otherwise agreed in writing between the Parties, it will not, either directly or indirectly, by itself or through affiliates:

(a)	manufacture, sell, and/or otherwise distribute or become interested in or engaged in, or invest in or act as an agent or consultant for any person or entity that manufactures, sells and/or otherwise distributes, any beverage products that contain fruit juice in any part of the TERRITORY, or

(b)	solicit or divert or attempt to divert any business of LICENSOR whatsoever by soliciting or influencing or attempting to influence any customer, prospective customer with whom LICENSOR is in negotiations, other licensee or account of LICENSOR; or

(c)	engage in any business, company, partnership, joint venture, transaction, contract or other relationship or matter that relates in any way to the manufacture, distribution or sale of any beverage product in any part of the TERRITORY if such business, company, partnership, joint venture, transaction, contract or other relationship or matter involves any of the persons named in Schedule E or any other entity that engages in manufacturing, distribution or sale of products in the non-alcoholic beverage product category or market segment in any capacity whatsoever.

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20.2 Possible survival. In the event of any actual breach or violation by LICENSEE of any provisions of this AGREEMENT, the provisions of this Clause 20 shall survive termination or expiration of this AGREEMENT for a period of time equal to the duration of such breach or violation.

20.3 Reasonableness of restrictions. LICENSEE acknowledges and agrees: that the restrictions set forth in this clause 20 are fair and reasonable; that enforcement of the provisions of this clause will not cause it hardship; and that such provisions are necessary and commensurate with the need to protect LICENSOR's legitimate and proprietary business interests and property.

20.4 Judicial or arbitral amendment. If a court or arbitral body having jurisdiction shall find that the covenants contained in this clause 20 are not enforceable as written, such court or arbitral body shall have the power, and is hereby directed, to reduce the duration, geographic area or scope of such covenants the least amount necessary to make such covenants enforceable, and in such reduced form the covenants shall be enforceable.

21.	WARRANTIES

21.1 Warranty as to authority. Each Party warrants and represents that it is authorized to enter into this AGREEMENT and that there is no existing agreement with any third party that prevents it or restrains its ability to comply with its obligations under this AGREEMENT.

21.2 LICENSEE's Warranties. LICENSEE warrants and represents that:

(a)	it owns or has acquired all rights, title and interest to any design that it claims can be used on any LICENSED PRODUCTS; that it has acquired any necessary authorization, license, or permission from any third party(ies) to manufacture, promote, market, distribute, and/or sell LICENSED PRODUCTS.

(b)	it owns or has acquired all rights, title and interest to any dispensing cap technology that it may incorporate into APPROVED CONTAINERS.

(c)	in connection with the sale, distribution or shipment of the LICENSED PRODUCTS, it shall not disclaim any warranty whether arising by operation of law or otherwise.

(d)	the LICENSED PRODUCTS shall be manufactured in strict accordance with the RECIPE INFORMATION and be at least of equal quality to all samples delivered to LICENSOR;

(e)	the LICENSED PRODUCTS shall not be adulterated, misbranded, falsely labeled or advertised or falsely invoiced within the meaning of any applicable local, state or federal law or regulation;

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(f)	any color additive contained in any APPROVED BEVERAGE shall be from a batch certified in accordance with the applicable regulations promulgated under the United States Federal Food, Drug and Cosmetic Act;

(g)	the LICENSED PRODUCTS shall be properly labeled as to content;

(h)	the LICENSED PRODUCTS shall be delivered in good and undamaged condition and shall be merchantable and fit and safe for the purposes for which the same are intended to be used, including but not limited to consumer use;

(i)	all weights, measures, sizes, legends or descriptions printed, stamped, attached or otherwise indicated with regard to the LICENSED PRODUCTS shall be true and correct, and shall conform to and comply with all applicable laws, rules, regulations, ordinances, codes and/or standards of federal, state and local governments relating to the LICENSED PRODUCTS; and

(j)	the LICENSED PRODUCTS shall satisfy all other representations, warranties and guarantees provided by law, including but not limited to any warranties provided by the Uniform Commercial Code in the states in the TERRITORY.

21.3 LICENSOR’s Warranty. LICENSOR warrants and represents that the LICENSED MARKS are duly registered or shall be registered in the TERRITORY and that, subject to clause 1.6, LICENSOR shall have the exclusive right to take all measures and pay all taxes and costs necessary to maintain the LICENSED MARKS in full force and effect in the TERRITORY, including defending the validity of the ownership and registration of the LICENSED MARKS in the TERRITORY; and that LICENSOR is not aware of any pending lawsuits threatening the LICENSED MARKS in the TERRITORY; and that the execution and the performance by the LICENSOR of its obligations under this AGREEMENT do not and shall not constitute a breach of any other agreement or undertaking to which LICENSOR is a party.

21.4 Brokers. Each Party hereby represents and warrants to each other that it has not employed or dealt with any broker or finder in connection with this AGREEMENT or the transactions contemplated hereby.

21.5 No representations, etc. Each of the Parties acknowledges that no other party, nor any agent or legal advisor of any other party, has made any promise, representation, or warranty whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce the Party to execute or authorize the execution of this AGREEMENT, and acknowledges that the Party has not executed or authorized the execution of this instrument in reliance upon any such promise, representation, or warranty not contained herein.

22.	NOTICES

22.1 Notices and Statements. All notices and Statements to be given hereunder shall be given to or made at the respective addresses of the Parties as set forth in Schedule A, unless written notification of a change of address is given to the other Parties. All notices hereunder shall be given by addressing them as indicated and by delivering them as certified or registered mail, return receipt requested, postage prepaid or through a nationally recognized express courier service (e.g., FedEx) and shall be effective as of the date of receipt of such notice by the receiving Party. Notices and Statements may be sent by means of electronic communication, such as electronic mail or facsimile, provided that a hard copy of any notice or Statement sent by means of electronic communication shall be sent by certified or registered mail, return receipt requested, postage prepaid or through a nationally recognized courier service.

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22.2 Deemed receipt. Any communication sent by electronic communications shall be deemed received twenty-four (24) hours after sending, as long as a “facsimile received” message has been received by the sender. Any communication sent by certified or registered mail or by courier service shall be deemed received on the date of that delivery receipt is signed by the recipient.

23.	RELATIONSHIP OF THE PARTIES

23.1 Independent Contractors. LICENSEE shall not state or imply either directly or indirectly that LICENSEE or its activities are supported, endorsed or sponsored by LICENSOR. It is understood that the relationship between the Parties shall be that of independent contractors, that no Party shall have any right or power to obligate, bind, or commit the other to any expense, liability, or matter other than as expressly provided and authorized in this AGREEMENT, and that the officers, employees, and agents or other representatives of one Party shall not be deemed expressly or impliedly the employees, partners, joint venturers or agents of the other Parties. The Parties are not acting in partnership, and nothing in this AGREEMENT shall operate so as to create a partnership between the Parties. No Party shall be deemed the agent of any other Party.

24.	FORCE MAJEURE

24.1 Definition of Force Majeure Event. For purposes of this AGREEMENT, "Force Majeure Event" means, in relation to any Party: any act, event or circumstance, the cause of which is not of such Party's making nor within that Party's reasonable control, including (to the extent not of that Party's making nor within that Party's reasonable control) Act of God, war, hostilities (whether or not war has been declared), terrorist acts, acts of any civil or military authority, economic or political sanctions, riot, insurrection, civil commotion, public demonstration, sabotage, acts of vandalism, fire, flood, earthquake, extreme weather conditions, epidemic, explosion, aircraft crashes or things falling from aircraft, release of ionizing radiation or contamination by radioactivity, chemical or biological contamination, delay in transportation or communications, breakage of or accidental damage to equipment, any strike, lock out or other industrial trade dispute (not involving solely the employees of that Party), structural shift or subsidence, PROVIDED ALWAYS THAT lack of funds or the amendment, withdrawal or revocation of any consent or license or similar by any third party shall not be interpreted as a cause which is not of a Party's making nor within a Party's reasonable control.

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24.2 Unlawfulness, etc. If, in LICENSOR's sole discretion:

(a)	any material provision, or the performance of any material provision, of this AGREEMENT ceases to be or potentially ceases to be in conformity with the laws or regulations of the State of North Carolina, any state in the TERRITORY, the United States of America or any other laws or regulations of any jurisdiction that apply from time to time to the provisions of, or to the performance of, to this AGREEMENT; or

(b)	any material authorization, approval, permit or license required by LICENSEE to perform its obligations under this AGREEMENT is revoked, suspended, terminated or cancelled,

LICENSOR shall be entitled to declare that a Force Majeure Event has occurred in accordance with clause 24.3(a), but shall be under no obligation to mitigate in accordance with clause 24.3(b).

24.3 Occurrence of a Force Majeure Event. If a Party (the "Affected Party") is, or could reasonably be expected to be, materially prevented, hindered or delayed from performing any of its obligations under this AGREEMENT by reason of a Force Majeure Event, such obligations of the Affected Party and any corresponding or related obligations of the other Parties shall remain in effect but shall be suspended without liability for a period equal to the duration of the Force Majeure Event, provided that:

(a)	as soon as reasonably practicable after the start of the Force Majeure Event the Affected Party notifies the other Parties in writing of the act, event or circumstance relied on, the date on which such act, event or circumstance commenced, the effect of the Force Majeure Event on the Affected Party's ability to perform its obligations under this AGREEMENT; and

(b)	the Affected Party makes all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this AGREEMENT and furnishes written reports every thirty (30) days to the other Party on its progress in doing so, and provides any information relating to the Force Majeure event and its effects that the other party may reasonably request.

24.4 End of a Force Majeure Event. Immediately after the end of the Force Majeure Event the Affected Party shall notify the other Parties in writing that the Force Majeure Event has ended and shall resume performance of its obligations under this AGREEMENT.

24.5 No release of obligations. For the avoidance of doubt, no Party shall be released from any of its obligations under this AGREEMENT as a result of a Force Majeure Event, and this AGREEMENT shall, subject to clause 16.6, remain in effect for the duration of a Force Majeure Event.

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25.	MISCELLANEOUS

25.1 Assignment. The AGREEMENT hereby granted is restricted to use by LICENSEE and no right or interest in this AGREEMENT may be assigned or sublicensed to or exercised by any other person, firm, corporation or other entity without the prior written consent of LICENSOR. LICENSOR shall grant such consent if: (a) such other party is an affiliate of LICENSEE, and (b) LICENSEE remains jointly and severally liable for any breach of the AGREEMENT that may be committed by such other party. As used herein, the term "assign" shall include assignment by operation of law in a merger or a consolidation. No person, firm or corporation shall succeed to any of the rights of LICENSEE under this AGREEMENT by virtue of any proceeding in insolvency, receivership, administration, attachment, execution or assignment for the benefit of creditors, or other legal process. Subject to the foregoing sentence, this AGREEMENT shall inure to the benefit of and be binding upon the Parties, and their respective successors and assigns. The Parties shall and shall procure that any successor or permitted assign of such Party is notified of the terms of this AGREEMENT.

25.2 Counterparts. This AGREEMENT may be executed contemporaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25.3 Election of Remedies. The remedies provided herein are not exclusive of any other lawful remedies which may be available, and a Party’s election of a remedy shall not constitute and exclusive election of remedies.

25.4 Governing Law; Jurisdiction; Venue. This AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without reference to conflicts of laws provisions. The state and federal courts in North Carolina have exclusive jurisdiction to adjudicate any disputes between the Parties, and each Party hereby consents to the interpretation of laws, jurisdiction, and venue in the state and federal courts sitting in the State of North Carolina.

25.5 Further Assurances and Cooperation. Each Party agrees to do any act or thing and to execute and deliver to the other Party such other instruments, documents, and statements, including without limitation, instruments and documents of recordation, assignment, transfer, conveyance, and clarification and take such other action as may be reasonably necessary or convenient in the discretion of the requesting Party to carry out more effectively the purposes of this AGREEMENT.

25.6 Interpretation and Construction.

(a)	The word "or" shall be interpreted to have both its conjunctive and disjunctive meaning whenever possible.

(b)	Reference to "includes" or "including" shall mean "includes without limitation" or "including without limitation".

(c)	The clause titles are intended solely for convenience and shall not affect the construction or interpretation of any of the provisions of this AGREEMENT.

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(d)	No provision of this AGREEMENT shall be construed in favor of or against any Party on the ground that such Party or its counsel drafted the provision.

(e)	The language used herein, unless defined specifically, shall be construed according to its reasonable and customary meaning in the United States.

(f)	This AGREEMENT shall at all times be construed so as to carry out its stated purposes.

(g)	A reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, reenacted or replaced.

(h)	Words in the singular shall include the plural and vice versa.

(i)	A reference to a person shall include a reference to a firm, a body corporate, an unincorporated association, a partnership or to an individual's executors or administrators.

(j)	If a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day.

(k)	References to writing shall include any modes of reproducing words in any legible form and shall include e-mail except where expressly stated otherwise.

(l)	References to this AGREEMENT include this AGREEMENT as amended or supplemented in accordance with its terms.

25.7 Entire Agreement. This AGREEMENT (which includes the attached Schedules and Exhibits) constitutes the entire agreement between the Parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. Unless otherwise provided, no supplement, modification, variation or amendment of this AGREEMENT or any Schedule or Exhibit shall be binding unless executed in writing and signed by each of the Parties.

25.8 Severability. The provisions of this AGREEMENT shall be severable, and if any provision of this AGREEMENT shall be held or declared to be illegal, invalid, or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability shall not affect any other provision hereof or the interpretation and effect of the AGREEMENT as to any other jurisdiction, and the remainder of the AGREEMENT, disregarding such illegal, invalid or unenforceable provision, shall continue in full force and effect as though such illegal, invalid, or unenforceable provision had not been contained herein.

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25.9 Survival of Rights and Obligations. Termination or expiration of this AGREEMENT shall not impair:

(a)	any accrued rights of or obligations of each Party prior to such termination or expiration; or

(b)	any obligations or rights that are expressly stated to survive termination or expiration,

in each case including but not limited to payments, statements of account, compliance review, disposition of inventory, maintenance of insurance, guarantees, confidentiality, maintenance of records, protection of business, liability and indemnification.

25.10 Waiver. No waiver of any of the provisions of this AGREEMENT shall be valid unless in a writing signed by the Party against which the waiver is sought to be enforced. No waiver by any Party of any breach of or failure of performance shall be deemed a waiver as to any subsequent breach or failure of performance, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure of any Party to enforce any provision or to exercise any right or remedy shall not constitute a waiver of any of such Party's rights or the other Parties' obligations.

25.11 Compliance with laws. The LICENSEE shall be solely responsible in the carrying out of its obligations under this AGREEMENT for compliance with all applicable regulations and laws and shall inform LICENSOR forthwith of any such provision which would prevent or limit in any way the strict compliance by LICENSEE with its obligations under this AGREEMENT.

25.12 Costs of performance. Unless otherwise expressly provided, all costs connected with or arising from this AGREEMENT, including the performance of any obligations under this AGREEMENT, are for LICENSEE's sole account.

IN WITNESS WHEREOF, the following signatures represent that the Parties have read this AGREEMENT in its entirety, including the incorporated and attached Exhibits and Schedules, and by their execution below have agreed to all its terms and conditions.

CHIQUITA BRANDS L.L.C.		MOJO ORGANICS, INC.

By:	/s/ Brian W. Kocher	By:	/s/ Glenn Simpson
Name: Brian W. Kocher		Name: Glenn Simpson
Title: Senior VP & CFO		Title: CEO & President
Date:August 15, 2012		Date:August 15, 2012

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EXHIBIT I

QUALITY AND STANDARD REQUIREMENTS AND SPECIFICATIONS

Without prejudice to the other terms of this AGREEMENT:

1.	The LICENSED PRODUCTS are to be manufactured, packaged, stored, shipped, advertised, sold and distributed by LICENSEE or any third party permitted pursuant to Section 1.2 of this AGREEMENT in strict compliance with all applicable state, federal, local and provincial laws and regulations, and with the relevant International Labor Organization Conventions, the Universal Declaration of Human Rights and the United Nations Declaration on the Rights of the Child. LICENSEE or any third party may be required to show evidence of compliance with such laws if requested by LICENSOR.

2.	The LICENSED PRODUCTS shall be of high quality in design, material and workmanship and suitable for the purpose intended.

3.	The LICENSED PRODUCTS must be of such style and appearance as to have a positive impact on the reputation of LICENSOR. Words, shapes, or devices likely to have an adverse effect on the reputation of, or goodwill attaching to, the LICENSED PRODUCTS and/or the LICENSOR, including any that are obscene, blasphemous or scandalous, are unacceptable.

4.	When affixed to LICENSED PRODUCTS, the LICENSED MARKS shall be clear and legible without bleeding of line or color.

5.	No injurious, deleterious or toxic substances will be used in or on the LICENSED PRODUCTS.

6.	The LICENSED PRODUCTS will not cause harm when used as instructed and with ordinary care for their intended purpose.

7.	LICENSEE shall comply with and satisfy all currently existing and future industry standards, decrees, governmental orders, law and regulations in force in all applicable areas of the TERRITORY relating to the manufacture, packaging, storage, use, shipping, advertising, sale and distribution of the LICENSED PRODUCTS, including, without limitation, the Social Accountability International SA8000 standards. LICENSEE shall, and shall cause any third party permitted pursuant to Section 1.2 of this AGREEMENT to, manufacture, package, store, ship, advertise, sell and distribute the LICENSED PRODUCTS in strict compliance with all applicable state, federal, local and provincial laws and regulations, and with the relevant International Labor Organization Conventions, the Universal Declaration of Human Rights and the United Nations Declaration on the Rights of the Child. LICENSEE shall show evidence of certification with such laws if requested by LICENSOR.

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8.	In accordance with clause 12.1(a), LICENSEE shall provide RECIPE INFORMATION to LICENSOR by October 1, 2012 for each of the initial LICENSED PRODUCTs and with any proposal that LICENSEE may submit for a subsequent LICENSED PRODUCT, and all of the same shall be subject to WRITTEN APPROVAL. Upon receipt of WRITTEN APPROVAL of the RECIPE INFORMATION for each LICENSED PRODUCT, and any additions to the RECIPE INFORMATION for a LICENSED PRODUCT that LICENSEE may submit to LICENSOR in response to a LICENSOR request, the same shall be deemed to be incorporated in this Exhibit I by reference.

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SPECIFICATIONS

LICENSEE guarantees each of the following:

(a)	Each LICENSED PRODUCT shall comply with provisions of the Federal Food, Drug and Cosmetic Act.

(b)	Each LICENSED PRODUCT shall be manufactured in accordance with FDA, United States Department of Agriculture and applicable state and local laws and requirements.

(c)	No LICENSED PRODUCT shall exceed the tolerance for pesticides and heavy metals established by the U.S. Environmental Protection Agency.

(d)	All LICENSED PRODUCTS shall be processed under a Hazard Analysis and Critical Control Points (HACCP) plan in accordance to the FDA juice safety regulations (21 CFR Part 120). Thermal process at the FACILITIES shall meet validated parameters to achieve a 5-log microbial reduction.

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EXHIBIT II

Recall and Withdrawal Procedures

In accordance with clause 12.11, LICENSEE shall provide to LICENSOR, by October 1, 2012 a statement of LICENSEE’s recall and withdrawal procedures and the same shall be subject to WRITTEN APPROVAL. Upon receipt of WRITTEN APPROVAL of such statement of LICENSEE’s recall and withdrawal procedures, the same shall be deemed to be incorporated in this Exhibit II by reference.

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EXHIBIT III

Consumer Inquiries Procedures

In accordance with clause 12.13, LICENSEE shall provide to LICENSOR, by October 1, 2012, a statement of LICENSEE’s customer inquiries procedures, and the same shall be subject to WRITTEN APPROVAL. Upon receipt of WRITTEN APPROVAL of such statement of LICENSEE’s consumer inquiries procedures, the same shall be deemed to be incorporated in this Exhibit III by reference.

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SCHEDULE A

LICENSOR:	CHIQUITA BRANDS L.L.C.

LICENSEE:	MOJO ORGANICS, INC.

LICENSED MARKS: Those LICENSED MARKS of LICENSOR listed in SCHEDULE B attached hereto. All Schedules and Exhibits illustrating LICENSED MARKS are for LICENSEE's convenience only. All uses of LICENSED MARKS under this AGREEMENT are subject to the prior inspection and express WRITTEN APPROVAL by LICENSOR as set out in clause 12.4 of this AGREEMENT. All sales of the LICENSED PRODUCTS are subject to the prior inspection, testing and analysis of samples provided to LICENSOR by LICENSEE and express WRITTEN APPROVAL by LICENSOR as set out in clause 12.2 of this AGREEMENT.

INITIAL THIRD-PARTY FACILITY: [*].

EARNED ROYALTIES: LICENSEE shall pay to LICENSOR a royalty equal to [*].

MINIMUM SALES VOLUMES: The Minimum SALES VOLUME for each time period specified below shall be the corresponding volumes specified below; provided, however, that SALES of UNIT CASES for resale in or reshipment to the NON-EXCLUSIVE TERRITORY, regardless of whether such SALES are made to customers within the EXCLUSIVE TERRITORY, shall not be counted toward satisfaction of satisfaction of LICENSEE’s Minimum SALES VOLUME obligations.

[*]

*The Minimum SALES VOLUME for the first contract period shall be determined by [*].

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MINIMUM ROYALTIES: The "Minimum Royalty" for each CONTRACT PERIOD specified below shall be the corresponding amount specified below; provided, however, that Royalties on NET SALES of LICENSED PRODUCTS for resale in or reshipment to the NON-EXCLUSIVE TERRITORY, regardless of whether SALES of such LICENSED PRODUCTS are made to customers within the EXCLUSIVE TERRITORY, shall not be counted toward satisfaction of LICENSEE’s Minimum Royalty obligation.

[*] *The Minimum Royalty for the first contract period shall be determined by [*].

ADVERTISING:

The Minimum Advertising Requirement for each twelve (12) consecutive month period that begins on the COMMERCIALIZATION DATE or on any anniversary of the COMMERCIALIZATION DATE during the TERM shall be [*].

INSURANCE: Not less than [*] per occurrence/incident

DEDUCTIBLE: Not more than [*] per occurrence/incident

TRADEMARK NOTICE: "CHIQUITA and the CHIQUITA Logo are trademarks of Chiquita Brands L.L.C. and are used under license from Chiquita Brands L.L.C., Charlotte, NC, U.S.A."

NOTICES:

LICENSOR:	w/ copy to:	LICENSEE:

Chiquita Brands L.L.C. 250 East Fifth Street Cincinnati, OH 45202 USA Attn: Linda DeFrank	Chiquita Brands L.L.C. 550 South Caldwell St. Charlotte, NC 28202 USA Attn: James Thompson	Mojo Organics, Inc. 101 Hudson Street, 21st Floor Jersey City, NJ 07302 USA Attn: Glenn Simpson

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SCHEDULE B

LICENSED MARKS

CHIQUITA & MODERNIZED OVAL DESIGN

Black & White
U.S. Trademark Application No. 85/531,084
(Int'l Class: 32) Fruit juice
Filed:  February 1, 2012

Color
U.S. Trademark Application No. 85/531,099
(Int'l Class: 32) Fruit juice
Filed: February 1, 2012

CHIQUITA

U.S. Trademark Registration No. 1,446,707
(Int'l Class: 32) Fruit juice
Renewed: July 7, 2007

U.S. Trademark Registration No. 1,991,773
(Int'l Class: 32) Flavored drinking water; soft
drinks; fruit juices; and fruit drinks
Renewed: August 6, 2006

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SCHEDULE C

Ethical Practices Addendum

While performing its obligations pursuant to the AGREEMENT, neither Party, nor any of its equity holders, beneficial owners, partners, officers, directors, employees, representatives or agents, will, directly or indirectly, offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of any financial or other advantage or anything else of value to

A.	any official or employee of any government, or any department, agency or instrumentality thereof,
B.	any political party or official thereof, or to any candidate for political office,
C.	any official or employee of any public international organization, or
D.	any person acting in an official capacity for on behalf of any of the foregoing,

for the purpose of improperly influencing any act or decision of the official, employee, party or candidate, or inducing the official, employee, party or candidate to act or fail to act in violation of his/her lawful duty, or securing any improper advantage for the other Party, or inducing such official, employee, party or candidate to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, or otherwise improperly promoting the business interests of the other Party in any respect. Each Party will defend and indemnify the other Party for any loss, costs, claims, or damages resulting from the former Party’s breach of this provision.

Each Party will at all times be bound by and will comply with U.S. and other applicable laws, including but not limited to laws governing (i) bribery and corruption and (ii) international trade such as those administered by the OFAC, and laws prohibiting transactions with persons or entities on U.S. government debarred lists, such as the SDN list.

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SCHEDULE D

APPROVED CONTAINERS

In accordance with clause 12.6, LICENSEE shall provide to LICENSOR, by October 1, 2012, specifications for the APPROVED CONTAINERS, and the same shall be subject to WRITTEN APPROVAL. Upon receipt of WRITTEN APPROVAL of such specifications, the same shall be deemed to be incorporated in this Schedule D by reference.

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SCHEDULE E

Competitors

[*]

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SCHEDULE F

Outline Contents of Monthly Update Statements
and CONTRACT PERIOD Statements

A.           Monthly Update Statements:

1.	Monthly and year-to-date Actual SALES Report

Actual monthly SALES VOLUME for the applicable month and for the calendar year to date by LICENSED PRODUCT and package, by state with variances from the preceding month in both physical cases and UNIT CASES

2.	Consumer Inquiries

A monthly report detailing any consumer inquiries suggestions and complaints in connection with the LICENSED PRODUCTS sold and market activities undertaken and the manner in which they were handled.

3.	Three Month Rolling Sales Forecast Report

A ninety (90) day rolling sales forecast by product and package with variances from the preceding month in both physical cases and UNIT CASES

4.	Three Month Rolling Forecast Blending Ingredient Report
➢	A ninety (90) day rolling forecast of requirements for BLENDING INGREDIENT that will be purchased from LICENSOR by LICENSED PRODUCT in accordance with clause 11.3

5.	Any other information which could reasonably be considered as desirable for LICENSOR to receive or that LICENSOR may reasonably request

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B. CONTRACT PERIOD Statements:

1.	CONTRACT PERIOD Total Gross and NET SALES Report
➢	Total Gross SALES and NET SALES Report by LICENSED PRODUCT and package and a worked calculation including a narrative explanation of the difference between gross SALES and NET SALES

2.	CONTRACT PERIOD Earned Royalties Report (USD)
➢	A worked calculation of CONTRACT PERIOD Earned Royalties

3.	CONTRACT PERIOD Total BLENDING INGREDIENT Report
➢	BLENDING INGREDIENT Report by product indicating:
i.	The purchases during the CONTRACT PERIOD
ii.	Inventory for the CONTRACT PERIOD and
➢	An explanation of any significant discrepancy between BLENDING INGREDIENTS purchased, BLENDING INGREDIENTS used, BLENDING INGREDIENTS in inventory and LICENSED PRODUCT sold, if applicable

4.	CONTRACT PERIOD Finished Goods Inventory Report
➢	Finished Goods Inventory Report by LICENSED PRODUCT and package including manufacturing facility Finished Goods central warehouse and other LICENSEE warehouses as applicable

5.	CONTRACT PERIOD SALES and Marketing Activity Report
➢	Sales and Marketing Activity Report including but not limited to the following information:

i.	Evidence of any expenditure towards the Minimum Advertising Requirement under clause 7.4 for the preceding CONTRACT PERIOD and an expenditure forecast for the following CONTRACT PERIOD
ii.	LICENSEE Market Activity Report detailing the sales and marketing activities (promotional, PR, merchandising, market development, equipment placement, etc.) executed for in the CONTRACT PERIOD including expenditures
iii.	LICENSEE Media and Communication Report (Above the Line Activities) including expenditures

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SCHEDULE G

Sales Contract #:
				Buyer’s Ref.	Created	Revision	Revised

Buyer:				Seller:
Chiquita Fresh North America L.L.C.
550 South Caldwell St
Charlotte, NC 28202

General Terms of the Agreement:				Notes:

Effective Dates:		to
Payment Terms:	Net 30
Payment Currency:
Lead Time for Order:
Page Number:					Lbs
MT

Product Information:
Product: Volume Lbs: MT: Price USD/Lb: USD/MT:

Ship From	To Customer Location		Shipping Condition	Per Shipment		Per Shipment
				Min. Units		Max. Units
MM/EP	Newark, DE

Substitute Price
Product : USD/Lb :

Additional Clauses:
- This agreement is subject to Chiquita's standard terms and conditions attached hereto and incorporated by reference.

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The below signatures indicate agreement to pricing and terms as outlined above.

For: CHIQUITA FRESH NORTH AMERICA L.L.C.:	For:

Prepared by
Signature:	Signature:
Print Name:	Print Name:
Title:	Title:

Director of Sales
Signature:
Print Name:
Title:

Director Finance and Admin
Signature:
Print Name:
Title:

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